As filed with the Securities and Exchange Commission on January 17, 2020

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	2833	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 2432, Sun Hung Kai Centre

30 Harbour Road

Wanchai, Hong Kong

Telephone: + 852 2919-8916

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Henry F. Schlueter

Celia Velletri

Schlueter & Associates, P.C.

5290 DTC Parkway, Suite 150

Greenwood Village, CO 80111

Tel: 303-292-3883

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Ordinary Shares, par value $0.0001 per share(2)(3)	31,450,000	$0.10	$3,145,000	$408.22

Total	31,450,000	$0.10	$3,145,000	$408.22

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. The registrant’s securities are not trading on any exchange or in any market. The registration fee has been calculated based on the offering price of the Company’s Ordinary Shares in its latest private offering, or $0.10 per share. The price of $0.10 is a fixed price at which the Selling Shareholders may sell their shares until our Ordinary Shares are quoted on the OTC Markets at which time the shares may be sold at prevailing market prices or at privately negotiated prices.

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	Reflects the resale by Selling Shareholders included herein of their Ordinary Shares.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this Prospectus is not complete and may be changed. Neither we nor the Selling Shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED JANUARY 17, 2020

PRELIMINARY PROSPECTUS

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

This Prospectus relates to the resale from time to time by the Selling Shareholders identified in this Prospectus under the caption “Selling Shareholders” of up to 31,450,000 of our $0.0001 par value Ordinary Shares (the ”Resale Shares”).

For the details about the Selling Shareholders, please see “Principal and Selling Shareholders – Selling Shareholders.” The Selling Shareholders may sell some or all of their Shares at a fixed price of $0.10 per Share until our Shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices as described under “Plan of Distribution.” The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders. We will bear all costs relating to the registration of the Resale Shares.

The Selling Shareholders may be deemed underwriters within the meaning of the Securities Act of 1933, as amended, of the Ordinary Shares that they are offering. We will pay the expenses of registering these Shares. We will not receive proceeds from the sale of our Shares by the Selling Shareholders that are covered by this Prospectus.

The Shares are being registered to permit the Selling Shareholders, or their respective pledgees, donees, transferees or other successors-in-interest, to sell the Shares from time to time in the public market. We do not know when or in what amount the Selling Shareholders may offer the securities for sale. The Selling Shareholders may sell some, all or none of the securities offered by this Prospectus.

There is currently no public market for our Ordinary Shares. We are seeking a market maker to have a Form 211 filed in order to obtain a trading symbol for our Ordinary Shares. It is our intention to seek quotation on the OTCQB; however, there can be no assurance that our Ordinary Shares will be approved for trading on the OTCQB or any other trading exchange.

The Resale Shares may be sold by the Selling Shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

We are an emerging growth company, as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in the Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 8 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The Selling Shareholders may sell their Ordinary Shares described in this Prospectus in a number of different ways, at prevailing market prices or privately negotiated prices and there is no termination date of the Selling Shareholders’ offering.

The date of this Prospectus is ______________, 2020

We have not authorized any person to provide you with information different from that contained in this Prospectus or any related free-writing Prospectus that we authorize to be distributed to you. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information in this Prospectus speaks only as of the date of this Prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this Prospectus or of any sale of the securities offered hereby.

For investors outside of the United States: We have not done anything that would permit this Offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the Offering and the distribution of this Prospectus outside of the United States.

This Prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

All references in this Prospectus to “$,” “U.S.$,” “U.S. dollars,” “dollars,” “US$” and “USD” mean United States dollars unless otherwise noted. All references to the “PRC” or “China” in this Prospectus refer to the People’s Republic of China. All references to “Hong Kong” or “H.K.” in this Prospectus refer to the Hong Kong Special Administrative Region of the People’s Republic of China. All references to the “United States,” “U.S.” or “US” refer to the United States of America.

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COMMONLY USED DEFINED TERMS

●	“Ordinary Resolution” refers to a resolution passed by a simple majority of votes cast or approved in writing by a simple majority of votes entitled to be cast by the Members entitled to vote at a general or special meeting of the Company.

●	“Ordinary Shares” or “Shares” refers to the Company’s Ordinary Shares, par value $0.0001 per share.

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

●	“Hong Kong” or “H.K.” refers to the Hong Kong Special Administrative Region of the People’s Republic of China.

●	“Offering” refers to the resale of the Ordinary Shares offered by the Selling Shareholders included herein.

●	“PRC” and “China” refer to the People’s Republic of China.

●	“Securities and Exchange Commission,” “SEC,” “Commission” or similar terms refer to the United States Securities and Exchange Commission.

●	“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002.

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

●	“Selling Shareholders” refers to our pre-existing shareholders who are selling their Ordinary Shares pursuant to the Registration Statement on Form F-1.

●	“United States,” “U.S.” and “US” refer to the United States of America.

●	“$,” “U.S. $,” “U.S. dollars,” “dollars,” “US$” and “USD” refer to United States dollars.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements. A forward-looking statement is a projection about a future event or result, and whether the statement comes true is subject to many risks and uncertainties. These statements often can be identified by the use of terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “approximate” or “continue,” or the negative thereof. The actual results or activities of the Company will likely differ from projected results or activities of the Company as described in this Prospectus, and such differences could be material.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results and performance of the Company to be different from any future results, performance and achievements expressed or implied by these statements. In other words, our performance might be quite different from what the forward-looking statements imply. You should review carefully all information included in this Prospectus.

You should rely only on the forward-looking statements that reflect management’s view as of the date of this Prospectus. We undertake no obligation to publicly revise or update these forward-looking statements to reflect subsequent events or circumstances. You should also carefully review the risk factors described in other documents we file from time to time with the Securities and Exchange Commission (the “SEC”). The Private Securities Reform Act of 1995 contains a safe harbor for forward-looking statements on which the Company relies in making such disclosures. In connection with the “safe harbor,” we are hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statements made by us or on our behalf. Factors that might cause such a difference include, but are not limited to, those discussed in the section entitled “Risk Factors.”

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Ordinary Shares, you should carefully read the entire Prospectus, including our financial statements and the related notes included elsewhere in this Prospectus. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this Prospectus. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company,” the “group” and similar designations refer to Zhong Yuan Bio-Technology Holdings Limited, a Cayman Islands exempted company with limited liability.

History of the Company

The Company was originally incorporated under the name “Agate Island Acquisition Corporation” on April 4, 2016 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Until the Share Exchange described below, the business purpose of the Company was to seek the acquisition of, or merger with, an existing company. Accordingly, the Company was considered to be a "blank check" company.

On March 13, 2017, the Company changed its name to China Biotech Holdings Limited. The Company changed its name in anticipation of entering into a transaction with a company in China engaged in the Biopharma or Biotech industry.

On May 3, 2017, the Company effected a change of its control. The Company cancelled an aggregate of 19,500,000 shares of the then 20,000,000 shares of outstanding stock valued at par. James M. Cassidy resigned as the Company's president, secretary and director and James McKillop resigned as the Company's vice president and director. Ting Ting Chang was then named sole director and President, Secretary and Chief Financial Officer of the Company. On May 4, 2017, the Company issued 8,000,000 shares of its Common Stock to Ting Ting Chang for no consideration as a result of the change in control.

The Company registered its Common Stock on a Form 10 registration statement filed pursuant to the Exchange Act and Rule 12(g) thereof. The Company files periodic and current reports with the United States Securities and Exchange Commission ("SEC") under Rule 13(a) of the Exchange Act. Prior to the redomicile merger described below, the Company filed quarterly reports on Form 10-Q and annual reports on Form 10-K.

On November 15, 2017, our Board of Directors unanimously adopted resolutions approving the redomicile of the Company from Delaware to the Cayman Islands. The Company changed its domicile, effective August 21, 2018, by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Zhong Yuan Bio-Technology Holdings Limited, each outstanding share of Common Stock was exchanged for one Ordinary Share and we became governed by our Amended and Restated Memorandum and Articles of Association and by the Companies Law (2018 Revision) of the Cayman Islands rather than by our previous Articles and Bylaws and the Delaware Corporate Code.

On August 31, 2019, the Company closed on a share exchange (the “Share Exchange”) with Zhong Yuan Investment Limited, (“Zhong Yuan Investment”), a Seychelles company limited by shares. Prior to the exchange, Zhong Yuan Investment owned 100% of the shares of China Bio-Technology Holdings Limited (“China Bio”), a company organized under the laws of the Republic of Seychelles. Under the Share Exchange Agreement, Zhong Yuan Investment exchanged all of the shares that it held in China Bio for 161,500,000 Ordinary Shares of the Company. The Shares issued to Zhong Yuan Investment in connection with the Share Exchange were not registered under the Securities Act. As a result of the Share Exchange, China Bio is now a wholly owned subsidiary of the Company. As a result of the acquisition, the Company, through its subsidiary, Bao Feng Bio-Technology (Beijing) Limited (“Bao Feng”), is engaged in the business of developing and marketing nervonic acid-based health supplements and sales of acer truncatum seedlings

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On December 13, 2019, the Company closed on the sale of 1,450,000 Ordinary Shares, at a purchase price of $0.10 per Share, pursuant to a private securities offering (the “2019 Private Offering”) conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. persons, as defined in Regulation S.

When we refer in this Prospectus to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of Zhong Yuan Investment and its subsidiaries unless the context suggests otherwise; when we use phrases such as “we,” “our,” “company” and “us,” we are referring to the Company and all of its subsidiaries, as a combined entity.

The purpose of the registration statement of which this Prospectus is a part is to register for resale a portion of the Shares issued pursuant to the Share Exchange, as well as the Shares issued in the 2019 Private Offering.

Business of the Company

The Company is in the business of nervonic acid research, the development and sale of health supplements containing nervonic acid and the sale of acer truncatum seeds from which nervonic acid is derived.  Nervonic acid is a long chain unsaturated omega 9 fatty acid that is an important component in myelin biosynthesis in the central and peripheral nervous system. Myelin insulates nerve cell axons to increase the speed at which information (encoded as an electrical signal) travels from one nerve cell body to another or from a nerve cell to another type of cell in the body. It is thought that nervonic acid may enhance brain function and prevent demyelination of nerve cells, and that, therefore, it may be effective in retaining or improving the health of the brain, for example in preventing or ameliorating attention-deficit hyperactive disorder (“ADHD”) in children, Alzheimer's disease and mental degradation in the elderly and cerebrovascular disease, as well as promoting normal brain development in premature infants. The role of nervonic acid is also being studied with respect to psychotic illnesses, such as schizophrenia.

Since it is considered to be an important biomarker for many neurological diseases, such as ADHD in children and neurodegenerative diseases in the elderly, management believes that there exists a significant market for nervonic acid health supplements among those populations. Bao Feng’s marketing efforts are primarily aimed at the elderly population.

Nervonic acid is not present in foods. It has been found that the dried seeds of the acer truncatum tree, which is a type of maple native to northern China, Mongolia and Korea, contain 5.8% nervonic acid. Therefore, the seed oil is considered to be a good source of natural nervonic acid, as well as other compounds such as Vitamin E. The Company extracts the nervonic acid that it utilizes in its products from acer truncatum seeds.

The raw material sources of nervonic acid are insufficient to meet the demand in China. Therefore, Bao Feng has a contract with the Weng Niu Te Qi government pursuant to which it obtains acer truncatum seeds and seedlings both for use in making its products and for sale. In addition, Bao Feng has a distribution agreement with an American health product company to expand its business by serving as the exclusive distributor in China of that company’s products. Management of the Company also intends to expand the Company’s product lineup by building factories for purification of nervonic acid for medical level product usage. There can be no assurance, however, that the Company will be able to effect this plan.

The Company’s current products consist of:

•	NEURO ENHANCER nervonic acid oil
•	Muzhiyuan acer truncatum formula oil
•	NEURO ENHANCER capsule
•	Life’s NA Candy
•	High-quality seedlings of Acer Truncatum

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Risk Factors

Investing in our Ordinary Shares involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 8 of this Prospectus before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

Our Securities

Our authorized capital is $50,000, consisting of 500,000,000 Shares, $0.0001 par value per share. Holders of our Ordinary Shares are entitled to one vote for each whole share on all matters to be voted upon by shareholders, including the election of directors. Holders of our Ordinary Shares do not have cumulative voting rights in the election of directors. All of our fully paid Ordinary Shares are equal to each other with respect to dividend rights. Holders of our Ordinary Shares are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available therefor under Cayman Islands law. In the event of our liquidation, the liquidator may, with the sanction of an Ordinary Resolution of the Company, divide among the shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. Holders of our Ordinary Shares have no preemptive rights to purchase any additional unissued Ordinary Shares. The Board of Directors has the ability to determine the rights, preferences and restrictions of preferred shares at their discretion.

As of December 15, 2019, there were 171,450,000 of our Ordinary Shares issued and outstanding.  All Shares were fully paid.  We do not have any options to purchase Shares or any preferred shares outstanding. (For a more complete description of our Ordinary Shares, see “Description of Share Capital,” below.)

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

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●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a non-binding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.0 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by our company of more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending after the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

We are also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this Prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

Notes on Prospectus Presentation

Numerical figures included in this Prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this Prospectus is based on information from independent industry organizations, publications, surveys and forecasts. Some market data and statistical information contained in this Prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the health supplement industry and, specifically, acer truncatum. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

Accordingly, actual events or circumstances may differ materially from events and circumstances that are assumed in this information and you are cautioned not to give undue weight to such data.

Securities Being Offered by Selling Shareholders

The Selling Shareholders are offering up to 31,450,000 Ordinary Shares. The Selling Shareholders may sell their Ordinary Shares at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sales by the Selling Shareholders.

Transfer Agent

The transfer agent for the Company’s Ordinary Shares is Vistra Cayman Trust Limited, Grand Pavilion, Hibiscus Way, 802 West Bay Road, P. O. Box 31119, Grand Cayman KY1-1205, Cayman Islands; telephone: 345-769-9372; facsimile: 345-769-9375.

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RISK FACTORS

Investing in our Ordinary Shares involves a high degree of risk. You should carefully consider the following risks and all other information contained in this Prospectus, including our financial statements, China Bio’s consolidated financial statements and the related notes, before making an investment decision regarding our securities. The risks and uncertainties described below are those significant risk factors, currently known and specific to us that we believe are relevant to an investment in our securities. If any of these risks materialize, our business, financial condition or results of operations could suffer, the price of our Ordinary Shares could decline and you could lose part or all of your investment.

Risks Related to Our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

The Company is in the process of developing its business and has a limited operating history. You should consider our future prospects in light of the risks and uncertainties experienced by early stage companies. Some of these risks and uncertainties relate to our ability to:

•	offer products of sufficient quality to attract and retain a larger customer base;
•	attract additional customers and increase spending per customer;
•	increase awareness of our products and continue to develop customer loyalty;
•	respond to competitive market conditions;
•	respond to changes in our regulatory environment;
•	maintain effective control of our costs and expenses;
•	raise sufficient capital to sustain and expand our business; and
•	attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

We envision a period of rapid growth that may impose a significant burden on our administrative and operational resources that, if not effectively managed, could impair our growth.

Our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. The growth of our business will require significant investments of capital and management’s close attention. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, research and development, sales and marketing and other personnel; we may be unable to do so. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with capital investments. If we are unable to successfully manage our growth, we may be unable to achieve our goals.

We may not be able to raise the additional capital necessary to execute our business strategy, which could result in the curtailment of our operations.

We will need to raise additional funds to fully fund our existing operations and for development and expansion of our business. We have no current arrangements with respect to sources of additional financing and the needed additional financing may not be available on commercially reasonable terms, on a timely basis or at all. The inability to obtain additional financing when needed would have a negative effect on us, including possibly requiring us to curtail our operations. If any future financing involves the sale of equity securities, the Shares held by our shareholders could be substantially diluted. If we borrow money or issue debt securities, the Company will be subject to the risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that it may not be able to pay principal and interest on the indebtedness when due. Insufficient funds would prevent us from implementing our business plan and would require us to delay, scale back or eliminate certain of our operations.

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We will be required to hire and retain skilled managerial, research and development and sales and marketing personnel.

Our continued success depends in large part on our ability to attract, train, motivate and retain qualified management, research and development and sales and marketing personnel. Any failure to attract and retain the required personnel that are integral to our business may have a negative impact on our operations, which would have a negative impact on revenues. There can be no assurance that we will be able to attract and retain skilled persons and the loss of skilled personnel would adversely affect us.

We are dependent upon our officers and management for direction and the loss of any of these persons could adversely affect our operations and results.

We are dependent upon our and Bao Feng’s officers for implementation of our proposed strategy and execution of our business plan. The loss of any of our or Bao Feng’s officers could have a material adverse effect upon our results of operations and financial position. We do not maintain “key person” life insurance for any of our or Bao Feng’s officers. The loss of any of our or Bao Feng’s officers could delay or prevent the achievement of our business objectives.

We currently have only one operating subsidiary and one line of products.

We are a holding company with a total of four subsidiaries; however, at the current time only one of those subsidiaries, Bao Feng, is conducting operations. Although the Company plans to expand the marketing and sale of Bao Feng’s products into the international arena and to have a different subsidiary, ZhongYuan (HK), handle the international business, it is expected that China will remain our primary market. In addition, the products sold in the international market will be the same products developed by Bao Feng. Therefore, we will remain primarily dependent on Bao Feng for our revenue. If Bao Feng is not profitable, our business, results of operations and cash flows could be significantly and adversely affected.

We may be sued or become a party to litigation, which could require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may be subject to a number of lawsuits from time to time arising in the ordinary course of our business. The expense of defending ourselves against such litigation may be significant. The amount of time to resolve these lawsuits is unpredictable and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. In addition, an unfavorable outcome in such litigation could have a material adverse effect on our business, results of operations and cash flows.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

We currently have issued and outstanding 171,450,000 Ordinary Shares. None of these Shares will be eligible for public sale and they may only be sold in the future if registered under the Securities Act or if the shareholder qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, or other applicable exemption. The market price of our capital stock could drop significantly if the holders of these restricted Shares sell them or are perceived by the market as intending to sell them. These factors also could make it more difficult for us to raise capital or make acquisitions through the issuance of additional Ordinary Shares or other equity securities.

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The ability of the Board of Directors of the Company to issue preferred shares and any anti-takeover provisions we adopt may depress the value of our Ordinary Shares.

Our Articles of Association authorize our Board of Directors to provide, out of unissued Shares, for preferred shares in one or more classes or series within a class upon authority of the Board without further shareholder approval. While no preferred shares are currently issued or outstanding, we may issue preferred shares in the future. Any preferred shares issued in the future may rank senior to the Ordinary Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both, and any such preferred shares may have class or series voting rights. The future issuance of preferred shares could materially and adversely affect the rights of the holders of our Ordinary Shares and dilute the ordinary shareholders’ holdings.

In addition, the Board of Directors may, in the future, adopt anti-takeover measures. The authority of the Board of Directors to issue preferred shares and any future anti-takeover measures it may adopt may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of the Company not approved by its Board of Directors.  As a result, the Company’s shareholders may lose opportunities to dispose of their Shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price of the Ordinary Shares and the voting and other rights of the Company’s shareholders may also be affected.

Our shareholders may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we conduct substantially all of our operations in China and all of our directors and officers reside outside the United States.

We are incorporated in the Cayman Islands and conduct substantially all of our operations in China. Both of our directors and officers reside outside the United States and their assets are located outside of the United States. As a result, it may be difficult or impossible for a shareholder to bring an action against us or against these individuals in the Cayman Islands or in China in the event that a shareholder believes that his rights have been infringed under the securities laws or otherwise. Even if a shareholder is successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render the shareholder unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Our corporate affairs are governed by our Memorandum and Articles of Association, as amended and restated from time to time, and by the Companies Law (2018 Revision) and common law of the Cayman Islands. The rights of shareholders to take legal action against us and our directors, actions by minority shareholders and the fiduciary responsibilities of our directors are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which provides persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

As a result, our shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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There may be conflicts of interest between our management and our non-management shareholders.

Conflicts of interest create the risk that our officers and directors may have an incentive to act adversely to the interests of the Company. A conflict of interest may arise between our officers and directors’ personal pecuniary interests and their fiduciary duty to our shareholders.

We have identified material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the future trading price of our Shares.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Ineffective internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the future trading price of our Shares.

We have identified material weaknesses in our internal control over financial reporting in the Company and in China Bio and its subsidiaries. As defined in Regulation 12b-2 under the Exchange Act, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented, or detected on a timely basis. Specifically, we determined that we had the following material weaknesses in our internal control over financial reporting: (i) we have limited controls over information processing; (ii) we have inadequate segregation of duties; (iii) we do not have a formal audit committee with a financial expert; and (iv) we do not have sufficient formal written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles in the United States of America, or GAAP, and SEC guidelines.

The Company uses a third-party independent contractor for the preparation of our financial statements in an effort to remediate the deficiency. The implementation of this initiative will not fully address any material weakness or other deficiencies that we may have in our internal control over financial reporting. Although the financial statements and footnotes are reviewed by our management, we do not have a formal policy to review significant accounting transactions and the accounting treatment of such transactions. The third-party independent contractor is not involved in the day to day operations of the Company and may not be provided information from management on a timely basis to allow for adequate reporting/consideration of certain transactions.

Even if we develop effective internal controls over financial reporting, such controls may become inadequate due to changes in conditions, or the degree of compliance with such policies or procedures may deteriorate, which could result in the discovery of additional material weaknesses and deficiencies. In any event, the process of determining whether our existing internal control over financial reporting is compliant with Section 404 of the Sarbanes-Oxley Act (“Section 404”) and is sufficiently effective requires the investment of substantial time and resources by our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. In addition, we cannot predict the outcome of this process and whether we will need to implement remedial actions in order to establish effective controls over financial reporting. The determination of whether or not our internal controls are sufficient, and any remedial actions required could result in us incurring additional costs that we did not anticipate, including the hiring of additional outside consultants. We may also fail to timely complete our evaluation, testing and any remediation required to comply with Section 404.

We are required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. However, for as long as we are a “smaller reporting company,” our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. While we could be a smaller reporting company for an indefinite amount of time, and thus relieved of the above-mentioned attestation requirement, an independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management’s assessment might not. Such undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation.

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To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company are, or will be, located in China, the PCAOB may not be able to inspect such audit documentation and, as a result, you may be deprived of the benefits of such inspection.

Our independent registered public accounting firm issued audit opinions on the financial statements included in this Prospectus and will issue audit reports related to the Company in the future. As the auditor of a company filing reports with the SEC and as a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our auditor’s work papers are or become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of our auditors’ work papers in China would make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may consequently lose confidence in our reported financial information and procedures and the quality of our financial statements. As a result, our investors may be deprived of the benefits of the PCAOB’s oversight of our auditors through such inspections.

We have never paid dividends on our Shares.

We have never paid dividends on our Shares and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

Risks Related to the Business of Bao Feng

Our business depends on the market recognition of our brand. If we are not able to maintain our reputation and enhance our brand recognition, our business and operating results may be materially and adversely affected.

The quality and acceptance of our products will determine whether our brand becomes recognized as a leading brand in the industry. We believe that market recognition of our brand is a key factor to ensuring our future success. As we continue to grow in size and broaden the scope of our product offerings, however, it may become increasingly difficult to maintain the quality and consistency of the products we offer, which may negatively impact our brand and the popularity of our products offered thereunder.

Our brand value will also be affected by customer perceptions. Those perceptions are affected by a number of factors, some of which are based on first-hand observation of our product quality and effectiveness while others may be based on indirect information from media or other sources. Incidents and any negative publicity related thereto, even if factually incorrect, may lead to significant deterioration of our brand image and reputation, and consequently negatively affect customers’ interest in our products, as well as top-notch sales and marketing personnel’s interest in being associated with our brand. Particularly in the age of digital media and social network, impacts of negative publicity associated with any single incident could be easily amplified and potentially cause impacts that go beyond our estimation or control.

In addition, scientific studies on health products are constantly evolving and new or innovative conclusions on effectiveness may affect customers’ perception of our products. If we are unable to maintain our reputation, enhance our brand recognition or increase positive awareness of our products, it may be difficult to maintain and grow our customer base and distribution channels, and our business and growth prospects may be materially and adversely affected.

We may face increasing competition in our industry and may not be able to successfully compete with our competitors.

Our business is in an industry that we expect to become increasingly competitive, and many of our competitors, both local and international, may have substantially greater technical, financial and marketing resources than we have.  As a result, we may be unable to compete successfully with these competitors.  As competition increases, we may also face pressures on pricing which could result in lower margins.  Lower margins may affect our ability to cover our costs, which could have a material negative impact on our operations and our business.

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We may not be successful in introducing new products or enhancing our existing products.

We currently offer four health supplement products, plus our acer truncatum seedlings. We intend to continue developing new products, as well as further enhancing our existing products. This process is subject to risks and uncertainties, such as unexpected technical, regulatory, operational, logistical or other problems that could delay the process temporarily or permanently. Moreover, we cannot assure you that any of these new products or enhancements of existing products will fulfill customer needs, match the quality or popularity of those developed by our competitors, achieve widespread market acceptance or generate incremental revenues.

In addition, introducing new products or enhancing existing products requires us to make various investments in research and development, incur personnel expenses and potentially reallocate other resources. If we are unable to develop new products or cannot do so in a cost-effective manner or are otherwise unable to manage effectively the quality of those products, our financial condition and results of operations could be adversely affected.

Our business is affected by global, national and local economic conditions, as the products we sell are discretionary.

We depend upon factors relating to discretionary consumer spending in China. These factors include economic conditions, consumers, employment rates, the amounts of consumers' disposable income, business conditions, interest rates, consumer debt, availability of credit and applicable taxation in regional and local markets where we sell our products. There can be no assurance that consumer spending for our products will not be adversely affected by changes in economic conditions.

Our ability to establish effective marketing and advertising campaigns is the key to our success.

 Our advertisements promote our products and the pricing of such products. If we are unable to increase awareness of our brands and our products, we may not be able to attract new customers. Our marketing activities may not be successful in promoting or pricing our products or retaining and enlarging our customer base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may lead to material adverse effects on our results of operations.

Consumer preferences in the health care industry change rapidly and are difficult to predict.

The success of our business depends on our ability to anticipate accurately and respond to future changes in consumer demand, maintain the correct inventory, deliver the appropriate products at the right prices and purchase at minimum costs. We must optimize our product selection and inventory based on consumer preferences and sales trends. If we fail to anticipate, identify or react appropriately to changes in consumer demand, we could experience excess inventories, higher than normal markdowns or be unable to sell the products, which will reduce our revenue, financial position and results of operations.

While we must maintain sufficient inventory to operate our business successfully and meet our customers' demands, we must be careful to not overstock.

Changing consumer demands and uncertainty surrounding new product launches expose us to increasing inventory risks. Demand for products can change rapidly and unexpectedly, including the back order time and availability for sale. We carry five different products for which we must maintain sufficient inventory amounts. In the event that consumer demand for certain of our products decreases, we may be unable to sell our inventory of those products. Our inventory holding costs will increase if we maintain excess inventory. However, if we do not have sufficient inventory to fulfill customer orders, we may lose orders or customers, which may adversely affect our business, financial condition and results of operations. We cannot assure you that we can accurately predict consumer demand and events and avoid over-stocking or under-stocking products.

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We primarily depend on a few products for our revenue.

We currently rely on five products, including our acer truncatum seedlings, for our revenue. We do not currently have any other products that we could rely on to support our operations if we were to experience any difficulty with the manufacture, marketing, sale or distribution of these product lines. If we are unable to sustain or increase the price or sales levels for these product lines, our business could be harmed.

If we are to expand our product offerings, or if we experience increased capital requirements for any reason, we may need to raise additional capital.

We primarily depend on our Neuro Enhancer product line for 70% of our revenue. We may decide to expand our product portfolio, which would entail increased research and development expenses. If cash generated from operations is insufficient to satisfy our requirements in this regard, we may need to raise additional capital. If we are unable to raise additional required capital in a timely manner, or on acceptable terms, we could be forced to reduce our growth plans.  There can be no assurance that additional capital will be available to us or that it will be available on acceptable terms.

We depend upon our largest customers for a significant portion of our sales revenue, and we cannot be certain that sales to these customers will continue.  If sales to these customers do not continue, then our sales revenue will decline and our business will be negatively impacted.

During the fiscal year ended March 31, 2019, two customers accounted for 31% of Bao Feng’s sales. Those same two customers accounted for 49% and 13.6% of Bao Feng’s sales during the fiscal years ended March 31, 2018 and 2017, respectively. We do not enter into long-term contracts with our customers but manufacture based upon purchase orders and therefore cannot be certain that sales to these customers will continue. The loss of either of our two largest customers would have a material negative impact on our sales revenue and our business. There can be no assurance that we would be able to compensate for the loss of either of these major customers.

Product liability claims could adversely affect our business.

As a manufacturer of products that are ingested, we could face product liability claim if, among other things, our products are alleged to result in injury to a consumer. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business.

In addition, any product liability claim or adverse side effects, even if caused by improper use of our product, may result in adverse publicity regarding us and our products, which would harm our reputation.

If we fail to protect our trademarks and trade names, then our ability to compete could be negatively affected, which would harm our financial condition and operating results.

The market for our products depends to a significant extent upon the goodwill associated with our trademarks and trade names. We own the material trademark and trade name rights used in connection with the packaging, marketing and distribution of our products in the markets where those products are sold. Therefore, trademark and trade name protection is important to our business. Our trademarks are registered in China, and Chinese law may not protect our intellectual property rights to the same extent as the laws of the United States. The loss or infringement of our trademarks or trade names could impair the goodwill associated with our brands and harm our reputation, which would harm our financial condition and operating results.

There is limited protection of intellectual property available under Chinese law. Accordingly, we face the risk in China that unauthorized parties may attempt to copy or otherwise obtain or use our trademarks, copyrights, product formulations or other intellectual property. Further, because Chinese commercial law is relatively undeveloped, we may have limited legal recourse in the event we encounter significant difficulties with intellectual property theft or infringement. As a result, we cannot assure you that we will be able to adequately protect our product formulations or other intellectual property.

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Our manufacturing activity is subject to certain risks.

We manufacture all of our products, other than our acer truncatum seedlings, through contractual arrangements with various manufacturers. As a result, we are dependent upon the uninterrupted and efficient operation of their manufacturing facilities, over which we have no control. In addition, our acer truncatum trees are grown on several tree farms in Inner Mongolia and Liaoning Province, in China. The facilities manufacturing our products and the tree farms at which our acer truncatum trees are grown are subject to the risk of catastrophic loss due to, among other things, earthquake, fire, flood or other natural or man-made disasters, and the manufacturing facilities are also subject to the risk of significant equipment failures. If any of these facilities were to experience a catastrophic loss, it would be expected to disrupt their operations and could have a material adverse effect on our results of operations and financial condition.

Cyber security risks and the failure to maintain the integrity of data belonging to our company, employees and customers could expose us to data loss, litigation and liability, and our reputation could be significantly harmed.

We collect and retain large volumes of data relating to our business and from our employees and customers for business purposes, including for transactional and promotional purposes, and our various information technology systems enter, process, summarize and report such data. The integrity and protection of this data is critical to our business. We are subject to significant security and privacy regulations, as well as requirements imposed by the credit card industry. Maintaining compliance with these evolving regulations and requirements could be difficult and may increase our expenses. In addition, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss or fraudulent or unlawful use of data relating to our company or our employees, independent distributors or customers, which could harm our reputation, disrupt our operations or result in remedial and other costs, fines or lawsuits.

Difficulties in registering our products for sale in Mainland China could have a material adverse effect on our results of operations and financial condition.

Although Bao Feng has obtained all required approval documents for its current products, which are considered dietary supplements, if it expands into the medical market, it will need to apply for medical qualifications. This process may involve an extended period of time and significant man-hours and may delay us from offering new medical products for sale or prevent us from launching new product initiatives.

For example, products marketed in China as “health foods” or for which certain claims are used are subject to “blue cap” or “blue hat” registrations, which involve extensive laboratory and clinical analysis by governmental authorities.  This registration process can take anywhere from 18 months to 3 years, but may be substantially longer. We currently market dietary supplements.  However, if government officials should determine that our products should be categorized as health foods, this could end or limit our ability to market such products in China and have a material adverse effect on our results of operations and financial condition.

Risks related to the People’s Republic of China

The Chinese government may exert substantial influence over the manner in which we conduct our business operations in China.

The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to conduct our operations in China may be harmed by changes in its laws and regulations, including those relating to regulation of the health product industry, taxation, import and export tariffs, environmental regulations, land use rights, property ownership and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future could have a significant effect on us and our business.

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China’s economic policies could affect our business.

Substantially all of our assets are located in China and substantially all of our revenue is currently derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

While China’s economy has experienced significant growth over the past decades, growth has been irregular, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our products and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Fluctuation of the RMB may affect our financial condition by affecting the volume of cross-border money flow.

The value of the RMB fluctuates and is subject to changes in the PRC’s political and economic conditions. Since July 2005, the conversion of RMB into foreign currencies, including USD, has been based on rates set by the People’s Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets.

We may face obstacles from the communist system in the PRC.

Foreign companies conducting operations in the PRC face significant political, economic and legal risks. The communist regime in the PRC may hinder Western investment in the Company.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Because our assets and operations are located in China, you may have difficulty enforcing any civil liabilities against us under the securities and other laws of the United States or any state.

We are a holding company, and all of our assets are located in the PRC. In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

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There is uncertainty as to whether courts of the PRC would enforce:

•         Judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

•         In original actions brought in the PRC, liabilities against us or non-residents predicated upon the securities laws of the United States or any state.

Enforcement of a foreign judgment in the PRC also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

The PRC legal system embodies uncertainties, which could limit law enforcement availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiary and affiliate is subject to PRC laws and regulations. However, these laws and regulations change frequently, and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operation. In addition, confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to our business, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Our failure in making contributions to various employee benefit plans and in complying with applicable PRC labor-related laws may subject us to late payment penalties. We may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for servicing any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. Our PRC subsidiaries, as foreign invested enterprises, or FIEs, are also required to further set aside a portion of their after-tax profit to fund an employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

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Changes to PRC tax laws may subject us to greater taxes.

We base our tax position upon the anticipated nature and conduct of our business and upon our understanding of the tax laws of the various administrative regions and countries in which we have assets or conduct activities. However, our tax position is subject to review and possible challenge by taxing authorities and to possible changes in law, which may have retroactive effect. We cannot determine in advance the extent to which some jurisdictions may require us to pay taxes or make payments in lieu of taxes.

Risks Related to the Company’s Ordinary Shares

There is currently no trading market for our Ordinary Shares.

There currently is no trading market for our Ordinary Shares. Our unregistered outstanding Shares cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations in the United States. These restrictions will limit the ability of certain of our shareholders to liquidate their investment.

We intend to seek to identify a market maker to apply for our Shares to be admitted to quotation on the OTC Markets. We cannot assure you that we will be able to identify a market maker that will file such application or that, if the Shares are admitted to quotation, a public market will ever develop. There is no guarantee that our Shares will ever be quoted on the OTC Markets or any exchange. Furthermore, you will likely not be able to sell your Shares if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our Shares. We expect the initial market for our Shares to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent any potential sellers from selling their Shares.

The offering price of our Ordinary Shares was determined based on the price of our private offering and should not be used as an indicator of the future market price of the securities.

Since our Shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per Share for the Ordinary Shares was determined based on the price of our 2019 Private Offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Recent regulatory and enforcement actions by FINRA will make it difficult for investors to dispose of their Ordinary Shares as long as they remain an OTC security.

In order to be able to publicly trade a security, such security is required to have a trading symbol. Trading symbols for OTC securities are assigned by FINRA following a submission by a market maker of a Form 211. In the past, the review of such submissions by FINRA was a routine matter that would typically be completed within weeks. Recently, FINRA reviews have often taken well in excess of six months, with many securities being subject to indefinite delays. As a result of the enhanced regulatory scrutiny and long review process, many market makers are now declining to submit Forms 211.

In addition, and in response to increased scrutiny and recent regulatory actions by FINRA, many brokers have started to refuse deposits of OTC securities, whether restricted or free trading and regardless of the price at which these securities are traded, even after they obtained a trading symbol. As a result, investors may find it increasingly difficult to dispose of their Ordinary Shares.

We may not be able to achieve secondary trading of our Shares in certain states because our Ordinary Shares are not nationally traded, which could subject our shareholders to significant restrictions and costs.

Our Ordinary Shares are not eligible for trading on The NASDAQ Capital Market or on a national securities exchange. Therefore, our Ordinary Shares are subject to the securities laws of the various states and jurisdictions of the United States in addition to federal securities law. While we may register our Ordinary Shares or qualify for exemptions for our Ordinary Shares in one or more states, if we fail to do so the investors in those states where we have not taken such steps may not be allowed to purchase our Shares or those who presently hold our Shares may not be able to resell their Shares without substantial effort and expense. These restrictions and potential costs could be significant burdens on our shareholders.

It is likely that there will be significant volatility in the trading price of our Ordinary Shares.

In the event that a public market for our Ordinary Shares is created or maintained in the future, market prices for the Shares will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results of Bao Feng and other factors. Our stock price will also be affected by the trading price of the stock of our competitors, investor perceptions of Bao Feng, interest rates, general economic conditions and those specific to our industry, developments with regard to Bao Feng’s operations and activities, our future financial condition and changes in our management.

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Risks relating to low priced stocks.

The Company’s Ordinary Shares are not quoted and traded on the OTC Markets, and the price at which the Shares will trade in the future cannot currently be estimated. There can be no assurance that trading will be commenced or sustained, although management intends to take such actions as are necessary to initiate quotation of our Ordinary Shares on the OTC Markets. The trading price of the Shares will most likely be below $5.00. If our Shares trade below $5.00 per Share, trading in the Shares may be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions) and a two business day “cooling off period” before broker-dealers can effect transactions in penny stocks. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. These, and the other burdens imposed upon broker-dealers by the penny stock requirements, could discourage broker-dealers from effecting transactions in our Shares, which could severely limit the market liquidity of our Shares and the ability of holders of our Shares to sell them.

We are controlled by Zhong Yuan Investment, whose interest may differ from those of the other shareholders.

As of the date of this filing, Zhong Yuan Investment is the record and beneficial owner of approximately 94.2% of our Ordinary Shares. Zhong Yuan Investment is owned of record by Yau Sing Tang, our CFO and director, in trust for the benefit of five parties, one of whom is Ting Ting Chang, our Chief Executive Officer and director, and another of whom is Xianyang Chen, Bao Feng’s Chief Technical Officer. However, Mr. Tang is the sole director of Zhong Yuan Investment and, as such, Mr. Tang holds sole voting power over the Shares held by it. Zhong Yuan Investment is in a position to elect the Board of Directors and to control the business and affairs of the Company including significant corporate actions such as mergers and acquisitions, the sale or purchase of assets and the issuance and sale of our securities. The Company also may be prevented from entering into transactions that could be beneficial to the Company's other shareholders. The interest of our largest shareholder may differ from the interests of our other shareholders.

Our principal shareholder may engage in a transaction to cause the Company to repurchase its Ordinary Shares.

In order to provide an interest in the Company to a third party, our principal shareholder may choose to cause the Company to sell its securities to third parties, with the proceeds of such sale being utilized by the Company to repurchase its Ordinary Shares. As a result of such transaction, our management, principal shareholders and Board of Directors may change.

This Prospectus contains forward-looking statements and information relating to us, our industry and other businesses.

The forward-looking statements contained in this Prospectus are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this Prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

Certain Legal Consequences of Foreign Incorporation and Operations

Judgments against the Company and management may be difficult to obtain or enforce.

We are organized as an exempted company under the laws of the Cayman Islands and our principal executive offices are located in Hong Kong.  Outside the United States, it may be difficult for investors to enforce judgments obtained against us in actions brought in the United States, including actions predicated upon the civil liability provisions of United States federal securities laws.  In addition, both of our officers and directors reside outside the United States, and their assets are located outside the United States.  As a result, it may not be possible for investors to effect service of process within the United States upon them or to enforce against the Company or them judgments predicated upon the liability provisions of United States federal securities laws.  Our Hong Kong counsel and our Cayman Islands counsel have advised that there is substantial doubt as to the enforceability against us or our officers and directors in original actions or in actions for enforcement of judgments of United States courts in claims for liability based on the civil liability provisions of United States federal securities laws.

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No treaty exists between Hong Kong or the Cayman Islands and the United States providing for the reciprocal enforcement of foreign judgments. However, the courts of Hong Kong and the Cayman Islands are generally prepared to accept a foreign judgment as evidence of a debt due. An action may then be commenced in Hong Kong or the Cayman Islands for recovery of this debt. A Hong Kong or Cayman Islands court will only accept a foreign judgment as evidence of a debt due if:

•         the judgment is for a liquidated amount in a civil matter;

•         the judgment is final and conclusive;

•         the judgment is not, directly or indirectly, for the payment of foreign taxes, penalties, fines or charges of a like nature (in this regard, a Hong Kong court is unlikely to accept a judgment for an amount obtained by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained by the person in whose favor the judgment was given);

•         the judgment was not obtained by actual or constructive fraud or duress;

•         the foreign court has taken jurisdiction on grounds that are recognized by the common law rules as to conflict of laws in Hong Kong or the Cayman Islands;

•         the proceedings in which the judgment was obtained were not contrary to natural justice (i.e., the concept of fair adjudication);

•         the proceedings in which the judgment was obtained, the judgment itself and the enforcement of the judgment are not contrary to the public policy of Hong Kong or the Cayman Islands;

•         the person against whom the judgment is given is subject to the jurisdiction of a foreign court; and

•         the judgment is not on a claim for contribution in respect of damages awarded by a judgment, which fall under Section 7 of the Protection of Trading Interests Ordinance, Chapter 7 of the Laws of Hong Kong.

Enforcement of a foreign judgment in Hong Kong or the Cayman Islands may also be limited or affected by applicable bankruptcy, insolvency, liquidation, arrangement and moratorium, or similar laws relating to or affecting creditors’ rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

Because we are incorporated in the Cayman Islands, you may not have the same protections as shareholders of U.S. corporations.

We are organized under the laws of the Cayman Islands. Principles of law relating to matters affecting the validity of corporate procedures, the fiduciary duties of our management, directors and controlling shareholder and the rights of our shareholders differ from, and may not be as protective of shareholders as, those that would apply if we were incorporated in a jurisdiction within the United States. Our directors have the power to take certain actions without shareholder approval, including amending our Memorandum or Articles of Association, which are the terms used in the Cayman Islands for a corporation’s charter and bylaws, respectively, and approving certain fundamental corporate transactions, including reorganizations, certain mergers or consolidations and the sale or transfer of assets.  In addition, there is doubt that the courts of the Cayman Islands would enforce liabilities predicated upon United States federal securities laws.

Our shareholders do not have the same protections or information generally available to shareholders of U.S. corporations because the reporting requirements for foreign private issuers are more limited than those applicable to public corporations organized in the United States.

We are a foreign private issuer within the meaning of rules promulgated under the Exchange Act.  We are not subject to certain provisions of the Exchange Act applicable to United States public companies, including:  the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act and the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within six months or less).  Because we are not subject to these rules, our shareholders are not afforded the same protections or information generally available to investors in public companies organized in the United States.

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Our Board’s ability to amend our Memorandum and Articles of Association without shareholder approval could have anti-takeover effects that could prevent a change in control.

As permitted by the laws of the Cayman Islands, our Memorandum and Articles of Association may be amended by our Board of Directors without shareholder approval.  This includes amendments to increase or reduce our authorized capital stock.  Our Board’s ability to amend our charter documents without shareholder approval could have the effect of delaying, deterring or preventing a change in control of the Company, including a tender offer to purchase our Ordinary Shares at a premium over the current market price.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders pursuant to this Prospectus. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders. The Selling Shareholders may sell these Shares in the open market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price or at negotiated prices.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Shares included in this Prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DETERMINATION OF OFFERING PRICE

Since our Ordinary Shares are not listed or quoted on any exchange or quotation system, the offering price of the Shares was determined by the price of the Ordinary Shares that were sold to our security holders pursuant to an exemption under Regulation S promulgated under the Securities Act.

The prices at which the Ordinary Shares covered by this Prospectus may actually be sold will be determined by the prevailing public market price for the Ordinary Shares, by negotiations between the Selling Shareholders and buyers of our Shares in private transactions or as otherwise described in “Plan of Distribution.”

The offering price of the Ordinary Shares does not necessarily bear any relationship to market value, our book value, assets, past operating results, financial condition or any other established criteria of value. Accordingly, the offering price should not be considered an indication of the actual value of the Shares.

MARKET FOR ORDINARY SHARES AND RELATED SHAREHOLDER MATTERS

Our Ordinary Shares are not currently traded on any exchange and at the present time we do not have a trading symbol assigned to our Ordinary Shares.

We are seeking a market maker to have a Form 211 filed in order to obtain a trading symbol for our Ordinary Shares. It is our intention to seek quotation on the OTCQB however, there can be no assurance that our Ordinary Shares will be approved for trading on the OTCQB Marketplace or any other trading exchange.

As of December 31, 2019, there were 47 shareholders of record of our Ordinary Shares and 171,450,000 Ordinary Shares outstanding. Of the 171,450,000 Shares outstanding, 31,450,000 Shares are being registered by Selling Shareholders.

Recent sales of unregistered securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Regulation S promulgated thereunder regarding offshore offers and sales.

Effective August 21, 2018, the Company (the “Delaware Company”) was redomiciled from Delaware to the Cayman Islands by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Cayman Company”). Pursuant to the merger, the Cayman Company issued 8,500,000 of its Ordinary Shares to the shareholders of the Delaware Company in exchange for all of their shares in the Delaware Company.

On August 31, 2019, the Company closed on the Share Exchange. Pursuant to the Share Exchange, the Company issued 161,500,000 Ordinary Shares to Zhong Yuan Investment Limited (“Zhong Yuan Investment”) in exchange for all of the outstanding shares of China Bio-Technology Holdings Limited (“China Bio”).

On December 13, 2019, the Company issued an aggregate of 1,450,000 Ordinary Shares, at a purchase price of $0.10 per Share, pursuant to a private offering of its securities. The sales of the Ordinary Shares were exempt from registration under Regulation S promulgated under the Securities Act.

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DIVIDEND POLICY

We have never declared or paid cash dividends to our shareholders, and we do not intend to pay cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our Board of Directors may deem relevant.

Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

(See “Risk Factors – We do not intend to pay dividends.”)

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the capitalization and indebtedness of the Company as of December 31, 2018.

Actual
Cash and cash equivalents	$100

Total liabilities	$76,797

SHAREHOLDERS’ EQUITY/(DEFICIT):

Common stock, par value $0.0001; 100,000,000 shares authorized, 8,500,000 issued and outstanding as of December 31, 2018	$850
Discount on common stock	$(850)
Additional paid-in capital	$2,712
Accumulated deficit	$(79,409)
Total shareholders’ deficit	$(76,697)
Total capitalization	$100

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SELECTED FINANCIAL DATA

The selected financial data as of December 31, 2017 and 2018, for each of the three fiscal years ended December 31, 2017 and 2018 and for the period from April 4, 2016 (inception) to December 31, 2016 are derived from the Audited Consolidated Financial Statements and notes, which appear elsewhere in this Prospectus.

The Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles in the United States of America and expressed in United States Dollars. The selected consolidated financial data set forth below as of December 31, 2016 have been derived from our audited consolidated financial statements that are not included in this Prospectus. The selected consolidated financial data are qualified in their entirety by reference to, and should be read in conjunction with, the Consolidated Financial Statements and related notes included in this Prospectus and the information under the captions “Capitalization and Indebtedness” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Zhong Yuan Bio-Technology Holdings Limited

Statement of Operations Data

(in US$)

	For the period from April 4, 2016 (inception) to December 31,	For the Year Ended December 31,
	2016	2017	2018
Revenue	$—	$—	$—
Cost of Revenue	—	—	—
Gross Profit	—	—	—
Operating expenses	(2,062)	(27,191)	(50,156)
Loss before income taxes	(2,062)	(27,191)	(50,156)
Income tax expense	—	—	—
Net loss	$(2,062)	$(27,191)	$(50,156)
Loss per share – basic and diluted	$(0.00)	$(0.00)	$(0.01)
Weighted average shares – basic and diluted	20,000,000	12,353,425	8,500,000

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Zhong Yuan Bio-Technology Holdings Limited

Balance Sheet Data

(in US$)

	At December 31,
	2016	2017	2018
Assets
Current assets
Cash and cash equivalents	$—	$100	$100
Non-current assets
Long term investment	—	—	—
Total assets	$—	$100	$100

Liabilities and Stockholders’ Equity

Current liabilities
Accrued liabilities	$750	$14,041	$21,859
Due to related parties	—	12,600	54,938
Total liabilities	750	26,641	76,797

Stockholders’ deficit

Preferred shares, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding at December 31, 2016, 2017 and 2018, respectively
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized; 20,000,000, 8,500,000 and 8,500,000 shares issued and outstanding at December 31, 2016, 2017 and 2018, respectively	2,000	850	850
Discount on ordinary shares	(2,000)	(850)	(850)
Additional paid-in capital	1,312	2,712	2,712
Accumulated deficit	(2,062)	(29,253)	(79,409)
Total stockholders’ deficit	(750)	(26,541)	(76,697)
Total liabilities and stockholders’ deficit	$—	$100	$100

Selected Financial Data of China Bio

The following summary consolidated balance sheets of China Bio as of March 31, 2019 and 2018, and consolidated statements of operations for the years ended March 31, 2019 and 2018, have been derived from China Bio’s audited financial statements included elsewhere in this Prospectus. You should read this data together with China Bio’s Consolidated Financial Statements and related notes appearing elsewhere in this Prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” China Bio’s historical results are not necessarily indicative of its future results. China Bio’s Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

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The following tables present China Bio’s summary consolidated statements of operations for the years ended March 31, 2019 and 2018 and its summary consolidated balance sheets as of March 31, 2019 and 2018.

China Bio-Technology Holdings Limited

Statement of Operations Data

(in US$)

	Year ended March 31,
	2019	2018
NET SALES	$1,217,588	$259,541

Gross profit	896,752	195,027

Operating income (loss)	312,136	(402,051)

Total other income (expenses), net	(16,041)	13,444

Income (loss) before income taxes	296,095	(388,607)

Income tax expense	(15,912)	—

Net income (loss)	280,183	(388,607)

Other comprehensive income

Foreign currency translation adjustment	8,701	57,452

Comprehensive income (loss)	$288,884	$(331,155)

Earnings per common share
- Basic and fully diluted	$2,801.83	$(3,886.07)

Weighted average number of common shares outstanding
- Basic and fully diluted	100	100

China Bio-Technology Holdings Limited

Balance Sheet Data

(in US$)

	March 31,
	2019	2018
Total current assets	1,866,375	1,544,917

Total assets	$1,875,718	$1,558,741

Liabilities and stockholders' equity
Total current liabilities	423,647	395,554

Total liabilities	423,647	395,554

Stockholders' equity
Common stock, $1 par; 1,000,000 shares authorized, 100 shares issued and outstanding	100	100
Additional paid-in capital	1,451,250	1,451,250
Retained earnings (accumulated losses)	(126,948)	(407,131)
Accumulated other comprehensive income	127,669	118,968
Total stockholders' equity	1,452,071	1,163,187

Total liabilities and stockholders' equity	$1,875,718	$1,558,741

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations of the Company for the fiscal years ended December 31, 2018, 2017 and 2016, and its financial condition as of December 31, 2018 and 2017, and of the results of operations of China Bio for the fiscal years ended March 31, 2019 and 2018, and its financial condition as of March 31, 2019 and 2018, should be read in conjunction with “Selected Financial Data” and the Company’s and China Bio’s financial statements and the notes to those financial statements that are included elsewhere in this Prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Business” sections in this Prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions to identify forward-looking statements.

OVERVIEW

The Company was originally incorporated in Delaware as “Agate Island Acquisition Corporation” on April 4, 2016 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On March 13, 2017, the Company’s name was changed to China Biotech Holdings Limited in anticipation of entering into a transaction with a company in China engaged in the Biopharma or Biotech industry. Effective August 21, 2018, the Company was redomiciled from Delaware to the Cayman Islands by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Zhong Yuan Bio-Technology Holdings Limited.

On August 31, 2019, the Company closed on a Share Exchange Agreement with Zhong Yuan Investment whereby the Company acquired all of the outstanding common stock of China Bio in exchange for the issuance of our ordinary shares to Zhong Yuan Investment. Pursuant to the Share Exchange Agreement, China Bio became our wholly owned subsidiary and Zhong Yuan Investment became the owner of approximately 94.2% of our then outstanding Shares.

Immediately prior to the Share Exchange, the Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) with nominal assets and no business operations. The acquisition of China Bio by the Company will be accounted for as a reverse merger because on a post-merger basis, the former shareholder of China Bio held a majority of our outstanding ordinary shares on a voting and fully diluted basis. As a result of the Share Exchange, the Company is engaged in the business of developing and marketing nervonic acid-based health supplements and sales of acer truncatum seedlings through its sole operating subsidiary, Bao Feng, and management of the Company believes that the Company is no longer a shell company.

Bao Feng was incorporated under the laws of the PRC on August 30, 2012.

For purposes of the following discussion and analysis, references to ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refers to Bao Feng.

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Results of operations – Zhong Yuan Bio-Technology Holdings Limited

The following discussion should be read in conjunction with the consolidated financial statements of the Company appearing elsewhere in this Prospectus.

For the fiscal years ended December 31, 2018 and 2017

Revenue

The Company did not generate any revenues during the fiscal years ended December 31, 2018 and December 31, 2017.

Total operating expenses

During the year ended December 31, 2018, we incurred operating expenses of $50,156 compared to $27,191 incurred during the year ended December 31, 2017. Operating expenses incurred during the year ended December 31, 2018 were generally related to financial and administrative contracted services, such as legal and accounting, costs to prepare the Company's electronic filings with the SEC and developmental costs. The increase in operating expenses was primarily due to legal expenses associated with preparing and filing our periodic reports with the SEC, the redomiciling of the Company from Delaware to the Cayman Islands and accounting and review and audit costs associated with our financial statements.

Net loss

For the fiscal year ended December 31, 2018, the Company had a net loss of $50,156, as compared to a net loss of $27,191 for the fiscal year ended December 31, 2017.

For the fiscal years ended December 31, 2017 and 2016

Revenue

The Company did not generate any revenues during the fiscal years ended December 31, 2017 and December 31, 2016.

Total operating expenses

During the year ended December 31, 2017, we incurred operating expenses of $27,191 compared to $2,062 incurred during the year ended December 31, 2016. Operating expenses incurred during the year ended December 31, 2017 were generally related to financial and administrative contracted services, such as legal and accounting, costs to prepare the Company's electronic filings with the SEC and developmental costs. The increase in operating expenses was primarily due to legal expenses associated with preparing and filing our periodic reports with the SEC, the redomiciling of the Company from Delaware to the Cayman Islands and accounting and review and audit costs associated with our financial statements.

Net loss

For the fiscal year ended December 31, 2017, the Company had a net loss of $27,191, as compared to a net loss of $2,062 for the fiscal year ended December 31, 2016.

Liquidity and Capital Resources

The Company had total assets of $100, as of December 31, 2018 and as of December 31, 2017. The Company's liabilities as of December 31, 2018 were $76,797, which was comprised of $21,859 of accrued liabilities and $54,938 due to related parties. This compares with total liabilities of $26,641, comprised of accrued expenses of $14,041 and a related party payable of $12,600, as of December 31, 2017. The Company can provide no assurance that it can continue to satisfy its cash requirements for the next twelve months.

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The following is a summary of the Company's cash flows provided by (used in) operating and financing activities for the years ended December 31, 2018, and 2017.

	Year ended December 31	Year ended December 31
	2018	2017
Net Cash (Used in) Operating Activities	$(42,338)	$(12,500)
Net Cash Provided by Financing Activities	$42,338	$12,600

As of December 31, 2018, the Company had generated no revenues since inception. The Company was dependent upon the receipt of capital investment or other financing to fund its ongoing operations and to execute its business plan of seeking a combination with a private operating company, which combination was effected as of August 31, 2019. In addition, the Company is dependent upon certain related parties to provide continued funding and capital resources. If continued funding and capital resources are unavailable on reasonable terms, the Company may not be able to implement its plan of operations.

Going Concern Consideration

The Company had no revenues and incurred a net loss of $50,156 for the fiscal year ended December 31, 2018. In addition, the Company had a working capital deficit of $76,697 and an accumulated deficit of $79,409 as of December 31, 2018. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have not generated any revenues and have a limited operating history. There are no assurances that we will be able to either generate sufficient funds from the operations of a target company that we acquire or obtain additional financing through either private placements and/or bank financings or other loans necessary to support our working capital requirements. To the extent that funds generated from operations and any private placements and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Results of operations – China Bio-Technology Holdings Limited

The following discussion should be read in conjunction with the consolidated financial statements of China Bio-Technology Holdings Limited appearing elsewhere in this Prospectus.

For the Year Ended March 31, 2019

Revenue

China Bio’s revenue increased by $958,047, or 369%, from $259,541 for the fiscal year ended March 31, 2018 to $1,217,588 for the fiscal year ended March 31, 2019.  This increase was primarily the result of increased distribution channels. The company conducts business operations solely through its subsidiary, Bao Feng, in the PRC.

Gross Profit

Gross profit as a percentage of revenue was 73.6% during the fiscal year ended March 31, 2019, as compared to 75.1% during the fiscal year ended March 31, 2018.  The similar level of gross margin was primarily the result of having the same cost structure for the two years.

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Operating Income/(Loss)

Operating income/(loss) increased by $714,187, or 177.6%, from a loss of $402,051 for the fiscal year ended March 31, 2018 to income of $312,136 for the fiscal year ended March 31, 2019. This increase was primarily due to the significant increase in revenue, as well as a 6.9% decrease in general and administrative expenses, which resulted from increased efficiency as employees gained operational experience.

Net Income/(Loss)

As a result of the factors described above, consolidated net income increased from a net loss of $388,607 for the fiscal year ended March 31, 2018 to net income of $280,183 for the fiscal year ended March 31, 2019, an increase in income of $668,790.

Other Income/(Expense), Net

Other income, net decreased approximately $29,485 or 219.3% from net income of $13,444 for the fiscal year ended March 31, 2018 to net expenses of $16,041 for the fiscal year ended March 31, 2019.  The decrease was primarily the result of a 98.1% decrease in other income, which resulted from the cessation in 2019 of sales of a book, Chinese Acer Truncatum, which produced other income in 2018, and a 717.4% increase in interest expense, which resulted from loans made to the company by a director.

Liquidity and Capital Resources

Sources of Liquidity

During the year ended March 31, 2019, $343,335 net cash was provided by operating activities, $342,706 was used in investing activities and $2,856 was used in financing activities. The resulting increase in cash for the year was $4,429. The cash and cash equivalents balance on March 31, 2019 was $5,377.

As of March 31, 2019, China Bio had $423,647 in total liabilities, which was primarily comprised of short-term loans of $206,070 and accrued expenses and other payables of $150,181.

China Bio had revenues of $1,217,588 and net income of $280,183 for the fiscal year ended March 31, 2019. In addition, China Bio had working capital of $1,442,718 and stockholders' equity of $1,452,071.

Off-Balance Sheet Arrangements

China Bio does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

OUR BUSINESS

History of the Company

The Company was originally incorporated under the name “Agate Island Acquisition Corporation” on April 4, 2016 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Until the Share Exchange, the business purpose of the Company was to seek the acquisition of, or merger with, an existing company.

On March 13, 2017, the Company changed its name to China Biotech Holdings Limited. The Company changed its name in anticipation of entering into a transaction with a company in China engaged in the Biopharma or Biotech industry.

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On May 3, 2017, the Company effected a change of its control. The Company cancelled an aggregate of 19,500,000 shares of the then 20,000,000 shares of outstanding stock valued at par. James M. Cassidy resigned as the Company's president, secretary and director and James McKillop resigned as the Company's vice president and director. Ting Ting Chang was then named sole director and President, Secretary and Chief Financial Officer of the Company. On May 4, 2017, the Company issued 8,000,000 shares of its Common Stock to Ting Ting Chang for no consideration as a result of the change in control.

The Company registered its Common Stock on a Form 10 registration statement filed pursuant to the Exchange Act and Rule 12(g) thereof. The Company files periodic and current reports with the United States Securities and Exchange Commission ("SEC") under Rule 13(a) of the Exchange Act. Prior to the redomicile merger described below, the Company filed quarterly reports on Form 10-Q and annual reports on Form 10-K.

On November 15, 2017, our Board of Directors unanimously adopted resolutions approving the redomicile of the Company from Delaware to the Cayman Islands. The Company changed its domicile, effective August 21, 2018, by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Redomicile Merger”). As a result of the Redomicile Merger, the Company’s name was changed to Zhong Yuan Bio-Technology Holdings Limited, each outstanding share of Common Stock was exchanged for one Ordinary Share and we became governed by our Amended and Restated Memorandum and Articles of Association and by the Companies Law (2018 Revision) of the Cayman Islands rather than by our previous Articles and Bylaws and the Delaware Corporate Code.

On August 31, 2019, the Company closed on a share exchange (the “Share Exchange”) with Zhong Yuan Investment, a Seychelles company limited by shares. Prior to the exchange, Zhong Yuan Investment owned 100% of the shares of China Bio, a company organized under the laws of the Republic of Seychelles. Under the Share Exchange Agreement, Zhong Yuan Investment exchanged all of the shares that it held in China Bio for 161,500,000 Ordinary Shares of the Company and Mr. Yau Sing Tang, the sole officer and director of China Bio, was appointed Chief Financial Officer and a director of the Company. As a result of the Share Exchange, China Bio is now a wholly owned subsidiary of the Company. As a result of the acquisition, the Company, through its subsidiaries, is engaged in the business of developing and marketing nervonic acid-based health supplements and sales of acer truncatum seedlings.

On December 13, 2019, the Company closed on the sale of 1,450,000 Ordinary Shares, at a purchase price of $0.10 per Share, pursuant to the 2019 Private Offering conducted under Regulation S promulgated under the Securities Act. In accordance with Regulation S, the Shares were offered and sold solely outside the United States to investors who are not U.S. persons, as defined in Regulation S.

When we refer in this Memorandum to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of Zhong Yuan Investment and its subsidiaries unless the context suggests otherwise; when we use phrases such as “we,” “our,” “company” and “us,” we are referring to the Company and all of its subsidiaries, as a combined entity.

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Corporate Structure

The following chart sets forth our corporate structure immediately following the Share Exchange.

China Bio-Technology Holdings Limited (“China Bio”) was incorporated under the laws of the Republic of Seychelles on June 27, 2016 under the name Hua Hong Powerloop Technology Limited. On February 13, 2017, its name was changed to China Bio-Technology Limited, and on March 6, 2017 it was changed to China Bio-Technology Holdings Limited. It became a wholly-owned subsidiary of the Company in August, 2019 as a result of the Share Exchange described above. China Bio’s sole officer and director is Yau Sing Tang.

Zhong Yuan Bio-Technology (Hong Kong) Limited (“Zhong Yuan-HK”) was incorporated in Hong Kong on June 13, 2016. The original shareholders transferred all of the shares to China Bio on February 27, 2017. Zhong Yuan-HK’s sole officer and director is Yau Sing Tang.

Zhong Yuan Bio-Technology (Shenzhen) Limited (“Zhong Yuan-SZ”) was established under the laws of the PRC on June 10, 2014. The original shareholders transferred all of the shares to Zhong Yuan-HK on September 27, 2018. Zhong Yuan-SZ’s sole officer and director is Ting Ting Chang.

Bao Feng Bio-Technology (Beijing) Limited (“Bao Feng)” was incorporated in the PRC on August 30, 2012 under the name Beijing Acer Truncatum Century Agricultural Science and Technology Co., Ltd. On August 10, 2017, the company’s name was changed to Bao Feng Bio-Technology (Beijing) Limited. It became a wholly-owned subsidiary of Zhong Yuan-SZ on February 13, 2019. Its sole officer and director is Ting Ting Chang. Bao Feng is the sole operating subsidiary.

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Business of Bao Feng

Bao Feng is in the business of nervonic acid research, the development and sale of health supplements containing nervonic acid and the sale of acer truncatum seeds from which nervonic acid is derived. Nervonic acid is a long chain unsaturated omega 9 fatty acid that is an important component in myelin biosynthesis in the central and peripheral nervous system. Myelin insulates nerve cell axons to increase the speed at which information (encoded as an electrical signal) travels from one nerve cell body to another or from a nerve cell to another type of cell in the body. It is thought that nervonic acid may enhance brain function and prevent demyelination of nerve cells, and that, therefore, it may be effective in retaining or improving the health of the brain, for example in preventing or ameliorating attention-deficit hyperactive disorder (“ADHD”) in children, Alzheimer's disease and mental degradation in the elderly and cerebrovascular disease, as well as promoting normal brain development in premature infants. The role of nervonic acid is also being studied with respect to psychotic illnesses, such as schizophrenia.

Nervonic acid is not present in foods. Since it is considered to be an important biomarker for many neurological diseases, such as ADHD in children and neurodegenerative diseases in the elderly, it is in high demand among those populations. The price of nervonic acid in the world market ranges from approximately $2,000 to approximately $6,000 per kilogram, depending on the purity.

Bao Feng’s marketing efforts are primarily aimed at the elderly population. The problem of the aging of the world population is becoming more and more serious. According to the "2015 global aging cause" report, the world's 60 and over population is about 901 million, or 12.3% of the world's population. By 2030, this proportion is expected to reach 16.5%, or approximately 1 billion, 200 million people. According to China’s social security network data, the-over 60-year-old Chinese population will reach 250 million in 2020, of which the neurodegenerative disease population will account for 5%, or more than 10 million.

In the past, nervonic acid was derived from the brains of sharks. However, the extraction process from that source is difficult and the cost is too high for commercialization. In addition, sharks are protected by the United Nations and many countries in the world. Another good source of nervonic acid is the malania oleifera plant, which is native to southern China. That plant is said to have up to 40.9% to 50% nervonic acid; however, it is a threatened species in the world and is on the list of key wild plants for state protection. It was also found that the dried seeds of the acer truncatum tree, which is a type of maple native to northern China, Mongolia and Korea, contain 5.8% nervonic acid. Therefore, the seed oil is considered to be a good source of natural nervonic acid, as well as other compounds such as Vitamin E.

The table below contains a list of natural plant and animal sources of nervonic acid, with nervonic acid content shown in milligrams/100 grams.

Nervonic Acid Content (mg/100g)

Plant Sources
Acer truncatum	580
Brassica oil seeds	69 - 83
Sesame seeds	35
Macademia nuts	18
Tropaeolum speciosum	10
Lunaria (money plant)	8
Animal Sources
King salmon (chinook)	140
Sockeye salmon	40
(Source: Herb Nutritionals, September 25, 2015, http://herbnutritionals.com)

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The raw material sources of nervonic acid are insufficient to meet the demand in China. Therefore, Bao Feng has a contract with the Weng Niu Te Qi government pursuant to which it obtains acer truncatum seeds and seedlings both for use in making its products and for sale. In addition, the company has a distribution agreement with an American health product company to expand Bao Feng’s business by serving as the exclusive distributor in China of that company’s products. Management of Bao Feng also intends to expand the company’s product lineup by building factories for purification of nervonic acid for medical level product usage. There can be no assurance, however, that the company will be able to effect this plan.

The market for nervonic acid products shows great potential. According to the 2015 Alzheimer's Report, the number of dementia patients in the world reached 46.8 million in 2015, of which 50% to 75% were Alzheimer's patients. According to www.CHINANEWS.com, a government-affiliated newspaper, data collected by Professor Hong Zhen of Huashan Sub-Hospital of Fudan University showed that, in 2010, there were more than 10 million dementia patients in China, which is the country with the largest number of senile dementia patients in the world. It has become the fourth cause of death after cardiovascular and cerebrovascular diseases, cancer and diabetes. With China's aging trend accelerating, Alzheimer's disease will be increasingly re-regulated by the government and the biomedical community. In addition, according to incomplete statistics, the incidence of cerebral palsy in China accounted for 1.84% of the population and 2.23% of mentally retarded children. A thousand new cases of encephalopathy occur every year, and 75% of them are fatal or disabling. The market for prevention and treatment of brain diseases in China alone is estimated at over US $100 billion.

Products

Having been formed in 2012, Bao Feng is one of the first nervonic acid biotechnology companies, and the only national high-tech enterprise specializing in the production and application of nervonic acid, in China. Our team of scientists has over 30 years combined experience in the field of nervonic acid research. Bao Feng achieved the National high-tech enterprise award in 2017.

Our main products are nervonic acid series supplements, marketed under the “Muzhiyuan-Neuro Enhancer" brand, and high-quality seedlings specially cultivated by Bao Feng. Our nervonic acid products are 100% organic.

1. NEURO ENHANCER nervonic acid oil

There are 12 kinds of fatty acids in NEURO ENHANCER nervonic acid oil, more than 90% of which are unsaturated fatty acids. The product contains 18 amino acids, 8 of which are essential to the human body, high levels of vitamin E and various trace elements. The special functional fatty acid - nervonic acid, - is up to 6.89%, which is intended to provide enough nutrition for the brain with the goal of preventing and improving brain diseases.

2. Muzhiyuan acer truncatum formula oil

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Formula oil contains a variety of fatty acids, amino acids, vitamins and trace elements. Its main components are nervonic acid and alpha-linolenic acid, which also has a unique role in brain health but which is less expensive than nervonic acid. Therefore, it is more affordable and better suited for daily consumption by the entire population.

3. NEURO ENHANCER capsule

Neuro Enhancer capsule combines high quality neuroacids with many other beneficial and synergistic vitamins, minerals and bioactive plant-based substances. This product contains neurotransmitters, such as GABA, and is aimed at maintaining normal nervous system function. The active ingredients are easy to absorb and thought to be beneficial to brain nerve cells.

4. Life’s NA Candy

Life’s NA Candy is a composite gel candy with omega 9 nervonic acid, omega 3 DHA and other omega 6 fatty acids. The formula was determined based on expert recommendations and preliminary clinical trials, and it contains a complex combination of neurotrophic agents which is prospectively designed and innovative. In addition, the product tastes good and the active ingredients are easy to absorb.

5. High-quality seedlings of Acer Truncatum

In cooperation with Xingyan Wang, who is China’s leading economic forest expert, a professor at Northwest Agriculture and Forestry University and also the founder and pioneer of the acer truncatum industry in China, Bao Feng culminated more than 30 years, combined, of biological engineering research by successfully cultivating high-quality acer truncatum seedlings with strong stress resistance, stable quality and a wide range of adaptability. The company markets these seedlings to the PRC government, landscaping companies and individuals.

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Future Business Plan

In the future, the company aims to achieve full coverage of products in the fields of food, health care products and medicine, and become the preeminent brand for brain health supplements.

1. New product development

•	The company plans to develop different forms of food-based nervonic acid products targeted at different age groups, such as a different form of candy, drinks, effervescent tablets, meal powder and others.

•	The company is working on improving its purification process of nervonic acid so as to realize purification to high (medical) grade, pure nervonic acid by 2020, followed by the development of pharmaceutical products or the sale of raw materials for nervonic acid products in China and abroad. At present, the laboratory production has been completed, and the next step is to achieve mass production in the factory.

2. Development of new nervonic acid combination drugs

The company plans to develop new nervonic acid combination drugs which we expect will be superior to single-ingredient drugs for neurodegenerative disease, such as Alzheimer's. The procedure involves preclinical preparation, including target and biomarker analysis, determination of the drug dosage form and applying for clinical approval (IND). We hope to obtain approval within 2 years.

3. Development of biomarkers for screening

•	We have accumulated certain data and patents in the recent years of research and development and clinical practice, which confirm that nervonic acid is one of the important biomarkers for a series of brain diseases. We also have developed a novel method (patent under review) for detecting nervonic acid using LC-MS in serum or cerebrospinal fluid. Therefore, we intend to develop an early screening kit for brain diseases (including Alzheimer's disease, Parkinson's disease, depression, autism, etc.) in an attempt to promote early detection.

4. Scientific research

•	We plan to study the role of nervonic acid in our genetic metabolism laboratory through metabolomics and genomics. Our genetic metabolism laboratory was jointly established by Bao Feng and the National Health and Occupational Safety and Health Research Center. We believe that understanding the mechanism through which nervonic acid prevents brain disease will lay a theoretical foundation for the development of new products.

•	We plan to continue to apply for patents related to nervonic acid, and expect to apply for 20 patents within five years to achieve technical barriers to competition in the field of nervonic acid, including the technology of extraction and purification, application of biomarker and the clinical function with drug combination.

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Sales and Marketing

To date, the company's promotion strategy has been mainly offline, supplemented by online. It has relied heavily on off-line word-of-mouth publicity. For example, a small number of clinical trials were conducted with elderly people in Yanda Hospital (Class A) to test the effectiveness of the products, following which the products were sold in the nursing home channel.

However, Bao Feng currently has 40 agents to distribute its products throughout China. Bao Feng’s main sales channels currently are:

•	Basic wholesale channels: We supply nervonic acid products to retailers at wholesale prices, then they re-sell them at market retail prices.

•	TV shopping channels: The company has just started to sell its nervonic acid products through TV shopping channels. We expect a high sales volume through this sales method because we believe that the people who watch TV shopping channels are the company’s primary target group, and the company offers its products in combination packages at lower cost.

•	Conference marketing: This entails both selling through conference marketing companies, whereby Bao Feng simply provides the products, and lectures on brain protection held, for example, in pension channels and training institutions, followed by direct sales of products to lecture attendees.

•	E-commerce: including Alibaba and other third-party channels.

•	Special sales channels: chain pharmacies, pension rehabilitation institutions, hospitals and self-built brain nerve rehabilitation centers. The company also cooperates with hospital director experts who recommend its products through hospitals and other institutions.

•	Direct sales: Through promotions, the company finds target users, and then sells directly by telephone. The company acquires accurate user data, which can be maintained for an extended period of time, to optimize the repurchase rate. Sales through this channel are made at a 30% discount.

Management intends to expand Bao Feng’s marketing to include:

•	Targeted advertising: for example, “I am a big doctor,” “Yang sheng tang” and other programs. The company also plans to advertise through “Douyin,” “Kuaishou” and other network programs, as well as live broadcasts, and through video communication for fans, and hopes to guide viewers to the company’s store to purchase products.

•	Recruit city partners, accelerate the replication of successful models to big cities, such as Shanghai and Guangzhou, and expand sales channels.

Customers

We market and sell our products both to individuals and to wholesale and retail outlets in China. During the fiscal year ended March 31, 2019, sales revenue from two major customers was $383,248, or approximately 31% of the Company’s total sales for the year. No other single customer accounted for more than 10% of the Company’s total revenues during the year.

Raw Materials

Nervonic acid. We obtain acer truncatum seeds, from which we extract nervonic acid, from the Inner Mongolia government farm and individual farmers, with whom we have cooperation agreements, and from large suppliers. We are not dependent on any individual suppliers.

It normally takes five to six years to get seeds from an acer truncatum tree. Our company’s unique variety of acer truncatum, developed with our proprietary technology, has a higher yield than other kinds of acer truncatum trees and a shorter time to maturity, normally three to four years, which result in increased production of nervonic acid.

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Acer truncatum seedlings. Our acer truncatum seedlings are grown under long-term cooperation agreements with the PRC government and others, to ensure the stability of our supply of seedlings.

Seasonality

Nervonic acid. Nervonic acid product sales are not seasonal. The amount of sales is stable throughout the year, except for increased sales during the holidays.

Acer truncatum seedlings. Seedling sales are normally higher during the periods from February to April and November to December due to the growth characteristics of the acer truncatum tree.

Competition

The nervonic acid health product industry is in its early stages; therefore, Bao Feng does not face as much competition as it would in a more established industry. However, as more companies enter the market the competition may be expected to become more intense. Management of Bao Feng plans to preempt the effect of such competition by (i) increasing its acer truncatum production; (ii) increasing its investment in research and development; and (iii) enhancing its purification of nervonic acid technology to enter the medical usage market. We will also continue to emphasize marketing in an effort to maintain and strengthen the company’s position in the nervonic acid health product market and will attempt to build the leading nervonic acid health product brand in China.

Currently, Bao Feng’s main competitors in the nervonic acid products market in China are:

●	Yong chuntang

●	DAZONG Group

●	Haizhiling

●	Weifang lvyuan

At present, these companies are still in the early stage of industrial development. They obtained raw materials of acer truncatum seed oil and initially processed it into products for sale in the market at prices similar to Bao Feng’s, but the content of nervonic acid is about 4%-5% on average, while the content of nervonic acid produced by Bao Feng can reach 6.89%.

In addition, Bao Feng enjoys the following competitive advantages:

●	Bao Feng has its own national laboratories. Genetic metabolism key laboratory is a joint project of Bao Feng and Health Commission Occupational Disease Research Center. Complete analytical and testing instruments are available, including LC-MS, GC-MS and LC-MS-Tof, for targeted and untargeted metabolomics, etc. Excellent laboratories are necessary to develop and prove our theories on the applications of nervonic acid, and research on the mechanism through which nervonic acid works provides the direction for future applications of nervonic acid, giving Bao Feng a competitive edge in the future.

●	Bao Feng focuses on the clinical application of nervonic acid. At present, the company has formed a strategic partnership with the first affiliated hospital of Tsinghua University, Tiantan Hospital, and the first hospital of Sanming City. The doctors of the hospital are our consultants. In the future, we plan to carry out clinical application trials of nervonic acid in different areas of medicine. Only through clinical trials can the application and effective concentration of nervonic acid be found, and effective combinations of nervonic acid and other drugs to improve the efficacy of a single target drug be determined.

●	Excellent acer truncatum germplasm resources. Although many manufacturers sell crude acer truncatum oil, the content cannot reach our concentration of nervonic acid, because we have an excellent seed plasm resource. Our acer truncatum forest has 70,000 mu, all of which are over 100-year-old trees with high and stable nervonic acid content, located in Inner Mongolia. The company cooperates with the government, and the annual limit capacity is estimated to be 400,000 tons. This germplasm resource is unmatched by other companies using newly sown Acer truncatum. Therefore, by using this high content, acer truncatum crude oil, we can obtain a higher content of nervonic acid with the same process and cost as our competitors.

●	Price. Through product innovation and exclusive formulae, we improve our products’ effectiveness and taste, while maintaining a low product cost and sales price. In this way we produce unique products at prices suitable for mass consumption.

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Properties

Bao Feng leases approximately 400 square meters of office space located at Building 1, Dongshilibao Road, Chaoyang District, Beijing, China. The lease term commenced on February 7, 2017 and expires on March 7, 2020. The lease provides for an annual rental of RMB 670,560 (approximately US$95,795), payable semi-annually.

The Company does not own or lease any land to grow its acer truncatum trees. The trees are grown under cooperation agreements under which the Company purchases the seeds from the other party, which is responsible for leasing the land and growing the trees.

We believe that our existing office facilities will be sufficient for our operations for the next year.

Employees

As of the date of this Prospectus, we employ a total of approximately 20 full-time employees. All employment contracts are in accordance with the laws of the PRC. The Company believes its relationships with its employees are satisfactory.

Intellectual Property

Patents and Copyrights. The following table contains a list of all patents and copyrights obtained by Bao Feng as of the date of this Prospectus.

List of Patents and Copyrights
no.	Patent Name	Patent Category	Registration Number	Date of Registration	Country
1	Dietary analysis and nutrition evaluation system of acer truncatum seed oil	Computer software copyright registration certificate	1959832	2016/11/11	China
2	Emergency warning system for the elderly with dementia	Computer software copyright registration certificate	1959823	2016/11/11	China
3	Nervonic acid data analysis software for brain efficacy	Computer software copyright registration certificate	1959805	2016/11/11	China

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4	Acer truncatum Health care products management platform	Computer software copyright registration certificate	1960093	2016/11/11	China
5	Acer truncatum online mall platform software	Computer software copyright registration certificate	1963897	2016/11/11	China
6	Quality seed and seedling breeding management system of Acer truncatum	Computer software copyright registration certificate	1963907	2016/11/11	China
7	Model selection and treatment methods and devices for identifying mild cognitive impairment	Patent for invention	201810481834.7	2018/10/31	China
8	The invention relates to a method for identification and determination of neuronal acid by ultra-high performance liquid chromatography-time-of-flight mass spectrometry	Patent for invention	201710619206.6	2017/12/20	China

Trademarks. Bao Feng has registered, or filed applications to register, the following trademarks: Life’s NA 30 (under application; registration number: 36871310), Neuro Enhancer (under application; registration number: 34025681) and Muzhiyuan (registration number: 16233849; issue date: April 14, 2016; expiration date: April 13, 2026).

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REGULATIONS IN CHINA APPLICABLE TO OUR BUSINESS

Several Opinions on Further Promoting the Development of Small and Medium-sized Enterprises

On September 19, 2009, the State Council issued the Several Opinions on Further Promoting the Development of Small and Medium-sized enterprises (“SME”), which states that the state guides and supports SMEs in strengthening management, supports the development of management consulting agencies for SMEs, conducts management consulting activities, guides SMEs to strengthen basic management, marketing and risk management, improve governance structure, promote management innovation and improve business management, vigorously carry out training for all types of SMEs and implement SMEs Galaxy Training Project, increase financial support, give full play to the role of industry associations (commercial associations) and SME training institutions, extensively adopt network technologies and other means to carry out policies and regulations, corporate management, marketing, professional skills, customer service and other kinds of training. It attaches great importance to the training of business managers and selects one million growing SMEs within three years to provide comprehensive training for their managers.

Promotion Law on Small and Medium-sized Enterprises of the PRC

On June 29, 2002, the National People’s Congress passed the Promotion Law on Small and Medium-sized Enterprises of the PRC, which was revised on September 1, 2017 and implemented on January 1, 2018. The law states that the state establishes a sound socialized SME public service system to provide services to SMEs. The state supports relevant agencies, colleges and universities in carrying out personnel training for the management of SMEs and production technologies, and improving the marketing, management and technology level of the company. The state supports colleges and universities, vocational education institutions and various vocational skills training institutions to cooperate with SMEs to build a practical practice base to support two-way exchanges between teachers of vocational education institutions and SMEs, and to innovate the talent training model for SMEs.

Foreign Investment Industry Guidance Catalogue (2017)

The Foreign Investment Industry Guidance Catalogue (2017) was published on June 28, 2017 by the National Development and Reform Commission of the PRC and the Ministry of Commerce of the PRC. It was implemented on July 28, 2017.

According to the Guidelines for Directing Foreign Investment promulgated by the State Council in February 2002, the traditional Directing Catalogue for Foreign Investment Industry divides the industry into “encouraged foreign investment industry catalogue,” “restricted foreign investment industry catalogue” and “forbidden foreign investment industry catalogues.” Industries not listed as restricted or forbidden in the Foreign Investment Industry Guidance Catalogue are generally open to foreign investment. This Catalogue Revision adds the Special Foreign Investment Access Control Measures, namely a negative list, which includes industry directories with special management requirements, restrictions and prohibitions in the encouraged category, and adds an introduction section in the front.

The Draft PRC Foreign Investment Law

On January 19, 2015, the Ministry of Commerce of the PRC promulgated the PRC Foreign Investment Law (Draft for Soliciting Opinions) and solicited opinions from the public. The main purpose is to replace the Sino-Foreign Equity Joint Venture Law, the Foreign Investment Enterprise Law and the Chinese-Foreign Cooperation in Business Law (i.e., the “Three Laws of Foreign Investment”), which were enacted in the early stages of reform and opening up, because these three laws and regulations no longer meet the needs of building a new open economy system and are not conducive to stimulating market vitality and transforming government functions. In addition, important systems such as foreign mergers and acquisitions and national security review need to be incorporated into the basic laws of foreign investment and further improved. According to the Exposure Draft, the current case-by-case examination and approval system for foreign investment will be abolished, foreign capital management methods for pre-acquisition of national treatment and negative lists will be adopted and an access management system for Limited Permission Plus Comprehensive Report will be established, i.e., for foreign investors to invest in the negative list, they must apply for a foreign investment permit. In addition, foreign investors who invest in China, regardless of whether they invest in the negative list, must fulfill reporting obligations.

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The Exposure Draft abolishes the case-by-case approval system established by the Three Laws of Foreign Investment and designs a foreign investment access management system that is compatible with the pre-admission national treatment plus negative list management model. The foreign investment authority only provides permission for the implementation of investment in the area of the special management measures list, and the object of review is no longer the contract or the charter, but the foreign investor and its investment behavior. In the implementation of the negative list management model, the vast majority of foreign investment will no longer be examined and approved. At the same time, it is stipulated that foreign investment and investment in China need to fulfill their reporting obligations, regardless of whether they belong to the areas specified in the special management measures catalogue. Foreign investors investing in China involve the establishment or change of foreign investment companies, foreign investment companies must submit annual reports, key foreign investment companies must submit quarterly reports and foreign investment companies must report relevant information after integrating their directly or indirectly controlled domestic enterprises. Failing to perform or evading the performance of information reporting obligations on schedule, concealing facts or providing misleading or false information in the conduct of information reporting will bear the corresponding administrative legal liability or criminal liability.

Regulations on Intellectual Property Protection

Intellectual property rights, also known as “knowledge ownership rights,” refer to “property rights enjoyed by right holders for the intellectual work created by their intellectual work,” and are generally only valid for a limited time. Various intellectual creations such as inventions, designs, literary and artistic works, as well as signs, names and images used in commerce, can all be considered intellectual property owned by a person or organization. Since the 1980s, while continuously improving the construction of the domestic legal system, China has successively joined some major international conventions, treaties and agreements for the protection of intellectual property rights. In particular, on December 11, 2001, China became a member of the World Trade Organization’s Agreement on Trade-related Intellectual Property Rights.

Trademark. The Trademark Law of the PRC was passed by the National People’s Congress on August 23, 1982 and amended on August 30, 2013 for the third time. The amendment took effect on May 1, 2014. The law states that an applicant for trademark registration should fill in the product category and product name of the used trademark in accordance with the stipulated commodity classification form and file an application for registration. Trademark registration applicants can apply for registration of the same trademark for multiple categories of goods through one application. A registered trademark is valid for a period of ten years from the date of approval of the registration. If the registered trademark has expired and it needs to continue to be used, the trademark registrant must go through the renewal formalities within 12 months before the expiration of the time limit; if it cannot be handled during this period, it may grant a grace period of six months. Each renewal registration is valid for a period of ten years, counting from the date following the expiration of the previous validity period of the mark. If registrants fail to complete the renewal formalities at the expiration of the time limit, their registered trademarks are cancelled. In addition, if the registered trademark is a well-known trademark, it is managed in accordance with the Regulations on the Recognition and Protection of Well-known Trademarks issued by the State Administration of Industry and Commerce on July 3, 2014. The regulation states that well-known trademarks are trademarks that are well-known to the relevant public in China. The relevant public includes consumers who are related to the use of a certain type of goods or services marked by the trademark, other operators who produce the aforementioned goods or provide services and the sellers and related personnel involved in the distribution channels. The recognition of well-known trademarks follows the principle of case identification and passive protection.

Foreign Currency Exchange

The Regulations on Foreign Exchange Management of the PRC were promulgated by the State Council of the PRC on January 29, 1996 and revised on January 14, 1997 and August 1, 2008, respectively. The regulations stipulate that foreign exchange income from current accounts of domestic institutions shall be sold to the designated foreign exchange bank in accordance with the provisions of the State Council concerning the management of foreign exchange, sales of foreign exchange and payment of foreign exchange, or be approved to open foreign exchange accounts in designated foreign exchange banks. The remittances used by domestic institutions for the current account shall be paid in accordance with the provisions of the State Council concerning the management of foreign exchange, sales of foreign exchange and payment of foreign exchange, with valid certificates and commercial documents, to foreign exchange designated banks. Foreign exchange collections and import payments made by domestic institutions shall be subject to verification procedures in accordance with the regulations of the State on the management of the cancellation of foreign exchange receipts for export and the verification of the import payment and foreign exchange cancellation. Foreign exchange earnings from capital accounts of domestic institutions shall be subject to the opening of foreign exchange accounts in designated foreign exchange banks in accordance with the relevant regulations of the State and shall be approved by the foreign exchange administrative authority if they are sold to designated foreign exchange banks.

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On October 21, 2005, the State Administration of Foreign Exchange (“SAFE”) issued a Circular on the Relevant Issues Concerning Domestic Investors Financing through Overseas Special Purpose Vehicles and Foreign Exchange Management of Return Investment, namely Document No. 75, which came into effect on November 1, 2005. The term “special purpose company” as mentioned in the circular refers to an overseas company directly established or indirectly controlled for the purpose of overseas equity financing (including convertible bond financing) by a domestic resident legal person or a domestic resident natural person with the assets or equity of a domestic company held by it. The “return investment” in the circular refers to the direct investment activities carried out by domestic residents through the special purpose company, including but not limited to the following methods: purchasing or replacing the Chinese company’s equity in a domestic company, setting up a foreign-invested enterprise in the country and purchasing or negotiating the control of domestic assets through the company, negotiating the purchase of domestic assets, establishing a foreign-invested enterprise with the investment in the asset and increasing the capital of the domestic enterprise. The “domestic resident legal person” in the circular refers to a legal person and other economic organization legally established in China; “domestic resident natural person” refers to a natural person holding a legal ID card such as an ID card or passport of the PRC, or natural persons habitually residing in China because of economic interests although they do not have legal status in China. The term “control” in this circular refers to the acquisition, trust, holding, voting right, repurchase, convertible bonds, etc. of domestic residents to acquire the operating right, income right or decision-making right of a special purpose company or a domestic company. Before a domestic resident establishes or controls an overseas special purpose company, he must, with relevant materials, apply to the local foreign exchange branch and foreign exchange administration department (hereinafter referred to as the SAFE) to apply for foreign exchange registration procedures for overseas investment. Domestic residents who inject the assets or equity of domestic enterprises owned by them into special purpose companies or conduct overseas equity financing after injecting assets or equity into special purpose companies, must go through the formalities for the change in the foreign exchange registration of overseas investment in relation to their equity in the special purpose company and their changes, and they should provide relevant materials when handling. After injecting a special purpose company or investing in foreign equity financing after injecting assets or equity into a special purpose company, the company shall handle the foreign exchange registration change procedures for overseas investment in relation to the equity of the special purpose company and its changes and shall provide relevant material. After completing procedures for the foreign exchange registration and change of overseas investment in accordance with regulations, the domestic residents may pay special purpose companies for profits, dividends, liquidation, equity conversion, capital reduction, etc. If a special purpose company has any significant capital changes such as capital increase or reduction, equity transfer or replacement, merger or division, long-term equity or debt investment, external guarantee, etc. and does not involve return investment, the domestic residents must apply to SAFE for handling the change of foreign exchange registration of overseas investment or filing procedures within 30 days from the occurrence of major events. If a domestic resident set up or controlled a special purpose company abroad before the implementation of this notice and completed the return investment but failed to register the foreign investment registration of the foreign investment according to the provisions, he was required to go to the local SAFE to renew the foreign investment registration of the foreign investor before March 31, 2006 according to the provisions of this notice. After completing the renewing registration of foreign exchange registration of overseas investment, SAFE may handle foreign exchange registration procedures for foreign investment and foreign debt for the relevant domestic enterprise.

On August 29, 2008, SAFE issued a Circular on the Improvement of the Business Operations Related to Foreign Exchange Capital Payment and Foreign Exchange Capital Management of Foreign-invested Enterprises, that is, Circular No. 142. The circular indicates that the RMB funds received from the foreign exchange enterprise’s capital gains shall be used within the business scope approved by the government approval department. Unless otherwise specified, the RMB funds obtained through settlement shall not be used for domestic equity investment. Excluding commercial real estate investment enterprises, foreign-funded enterprises may not purchase domestic real estate that is not for their own use in the form of RMB funds obtained through capital settlement. The use of RMB funds from foreign exchange-funded enterprises for capital investment in securities shall be implemented in accordance with relevant state regulations.

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On November 9, 2011, SAFE issued a circular on further clarifying and standardizing issues concerning the management of foreign exchange operations for certain capital accounts, namely Circular 45, which clarified the scope of application of Circular 142. The circular pointed out that foreign-invested enterprises must not use the RMB funds derived from the foreign exchange capital settlement for domestic equity investment. Foreign-invested enterprises with equity investment approved by the relevant competent authorities must use their foreign exchange capital and domestic Chinese-funded institutions must use the foreign exchange funds in the asset liquidation account for domestic equity investments, with reference to the principle of foreign exchange capital contribution management of foreign-invested companies. Foreign-funded enterprises must not issue entrusted loans, repay inter-enterprise loans (including third-party advances) or repay bank loans that are re-lending to third parties in the form of RMB funds derived from foreign exchange capital settlement. Foreign-funded enterprises may not, in principle, deliver various types of deposits in the form of RMB funds derived from foreign exchange capitalization. Funds in the dedicated deposit account may not be settled.

On July 4, 2014, SAFE issued a circular on the issues relating to the pilot reform of foreign exchange capital management of foreign-invested enterprises in certain regions (i.e., Circular 36). The circular pointed out that since August 4, 2014, pilot projects for the reform of the management of foreign exchange capital in foreign exchange enterprises will be carried out in some regions. The foreign exchange capital recognized in the capital contribution account of a foreign-invested enterprise through the foreign exchange administration where it is located can be processed at the bank according to the actual business needs of the enterprise. The capital of a foreign-invested enterprise and the RMB funds derived from its settlement of foreign exchange shall not be used for the following purposes:

(i)	it shall not be used directly or indirectly for expenditures outside the scope of business operations or prohibited by national laws and regulations;

(ii)	unless otherwise provided by laws and regulations, no direct or indirect investment in securities may be used;

(iii)	may not directly or indirectly be used to issue RMB entrusted loans (except for business scope permits), repayment of inter-enterprise loans (including third-party advances), and repayment of bank-denominated loans that have been transferred to third parties; and

(iv)	except for commercial investment in real estate companies, they may not be used to pay for the purchase of non-self-use real estate.

Also, on July 4, 2014, SAFE issued a circular on the related issues concerning the Domestic Residents’ Foreign Investment through Special Purpose Companies and Foreign Exchange Management for Return -. This is known as Document No. 37. Compared with Circular 75, Circular 37 further simplified and facilitated the cross-border capital transactions of domestic residents involved in investment and financing activities through special purpose companies. The circular stipulates that SAFE shall exercise registration management for the establishment of special purpose companies for domestic residents. Before a domestic resident can use the legal assets or rights at home and abroad to invest in a special purpose company, he shall apply to SAFE for the foreign exchange registration formalities for overseas investment. If the domestic residents’ profits and bonuses obtained from special purpose companies are transferred back to China, they shall be handled in accordance with the current regulations on foreign exchange management; if the foreign exchange income from capital changes is transferred back to China, they shall be handled in accordance with the foreign exchange management provisions for capital accounts.

On March 30, 2015, SAFE issued a notice on reforming the foreign exchange capital management of foreign-invested enterprises, namely, Circular No. 19, which took effect on June 1, 2015. The circular indicates that SAFE has decided to implement the reform of foreign exchange capital management of foreign-invested enterprises on a nation-wide basis after summarizing the pilot experience in previous regions. At the same time, Circular 142 and Circular 36 were repealed.

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Regulations on Dividend Distribution

The primary regulations on dividend distribution of foreign-owned enterprises and Sino-foreign equity joint ventures include:

(i)	foreign Investment Law of the PRC (promulgated in 1986, amended in 2016);

(ii)	rules for the Implementation of Foreign-funded Enterprises Law of the PRC (promulgated in 1990, revised in 2014);

(iii)	law on Sino-Foreign Equity Joint Ventures of the PRC (promulgated in 1979, amended in 2016); and

(iv)	regulations for the Implementation of the Sino-Foreign Equity Joint Venture Law of the PRC (promulgated in 1983, Revised in 2014).

According to these regulations, foreign-invested enterprises in China shall pay dividends based on accumulated profits (if any) determined by Chinese accounting standards and regulations. In addition, these foreign-invested enterprises are required to withdraw 10% of their balance after taxation minus the balance after they have been used to confiscate losses and make up losses. When the cumulative amount exceeds 50% of the registered capital, they can no longer be withdrawn. These reserves cannot be distributed as cash dividends. The board of directors of a foreign-invested enterprise may decide to withdraw a portion of its after-tax profits as employee rewards and welfare funds to cover collective benefits such as employee non-recurring awards, subsidies and repairs of employee housing.

Regulations on Labor

According to the Labor Law of the PRC (promulgated in 1994, amended in 2009), Labor Contract Law of the PRC (promulgated in 2007, amended in 2012) and Implementation Regulations of the Labor Contract Law of the PRC (promulgated in 2008), it is stipulated that employers and laborers should establish labor contracts when they establish labor relations. The labor contract concluded according to law is binding, and employers and laborers shall perform the obligations stipulated in the labor contract. Where a labor relationship has been established and a written labor contract has not been concluded at the same time, a written labor contract shall be concluded within one month from the date of employment. Where an employer and a laborer conclude a labor contract prior to employment, the labor relationship shall be established from the date of employment. The state implements a minimum wage security system. The specific standards for minimum wages are stipulated by the people’s governments of provinces, autonomous regions and municipalities directly under the Central Government and reported to the State Council for the record. The employer’s payment of laborers’ wages must not be less than the local minimum wage standard. The employer must provide laborers with labor safety and hygiene conditions that are in compliance with the state regulations and necessary labor protection supplies. Workers engaged in occupational hazard operations should carry out regular health checks.

The provisions concerning the employment of foreigners in China are mainly based on the Regulations on the Administration of Employment of Foreigners in China jointly issued by the Ministry of Labor, the Ministry of Public Security, the Ministry of Foreign Affairs and the Ministry of Foreign Trade and Economic Cooperation on January 22, 1996, as amended on November 12, 2010 and March 13, 2017. The regulation states that employers employing foreigners must apply for employment permits for the foreigner. Foreigners can only be hired after obtaining permission and obtaining the Employment License for Foreigners of the PRC (hereinafter referred to as “permit”). Foreigners employed in China should enter the country on a Z-visa (if they have a mutual visa exemption agreement, they should be dealt with according to the agreement). After entering China and obtain the Foreigner’s Employment Permit (hereinafter referred to as “employment permit”), they will be able to obtain employment in China. Foreigners who have not obtained a residence permit (namely, those with F, L, C and G visas), foreigners studying in China or performing internships and dependents of foreigners holding a Z visa may not be employed in China. In exceptional circumstances, the employer may apply for a permit in accordance with the approval procedures stipulated in these Regulations. Foreigners employed with a permit to the public security agency change their status and apply for an employment permit or residence permit. Employing units and foreigners hired shall conclude labor contracts according to law. The duration of a labor contract must not exceed five years. When the employment contract signed between the foreigner and the employing unit expires, the employment permit will be invalid.

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The circular concerning the Handling of Work Permits for Foreign Experts Coming to China issued by the State Administration of Foreign Experts Affairs on September 30, 2004, states that foreign experts hired to work in China should obtain the Work Permit for Foreign Experts to Come to China. Foreign experts applying for Work Permits for Foreign Experts to Work in China shall abide by Chinese laws and regulations, be in good health, have no criminal record and meet one of the following conditions:

(i)	to implement intergovernmental agreements and agreements between international organizations, and foreign trade contracts, foreign professional skills or management personnel working for employment in China;

(ii)	foreign professionals who are engaged in education, scientific research, journalism, publishing, culture, arts, health, sports, etc. in China;

(iii)	appointed as a deputy general manager or above in an enterprise in China, or a foreign professional or technical person enjoying equal treatment;

(iv)	foreign experts or human agency agencies accredited by the State Administration of Foreign Experts Affairs Representatives of nationalities; and

(v)	applicants for work in the fields of economy, technology, engineering, trade, finance, accounting, taxation, tourism, etc., with special expertise, foreign professional skills or management personnel in short supply in China.

Foreign experts in paragraphs (ii) and (iii) shall have a bachelor’s degree or above and more than 5 years of relevant work experience. All units intending to hire foreign experts shall be entitled to Accreditation of Foreign Experts Units and obtain the Certificate of Employment of Foreign Expert Units. This certificate is the basic proof of foreign nationals applying for work permits, invitation letters, foreign expert certificates and residence procedures in China. The Provincial Foreign Experts Bureaus, State Council related ministries and commissions, and the directly-affiliated agencies’ foreign affairs divisions (bureaus) are responsible for the annual inspection work of the local or department according to the annual inspection notice issued by the State Administration of Foreign Experts Affairs and submit the regional annual inspection report to the State Administration of Foreign Experts Bureau by the end of December. The National Bureau of Foreign Experts conducts annual inspections of all eligible units from January 1 to January 31 every year.

According to the decision regarding the cancellation of 13 administrative licenses of the State Council issued by the State Council on February 13, 2016, the accreditation of foreign experts by the State Foreign Experts Bureau was cancelled.

On March 28, 2017, the State Administration of Foreign Experts Affairs, the Ministry of Human Resources and Social Security, the Ministry of Foreign Affairs and the Ministry of Public Security jointly issued a notice on the Full Implementation of the Work Permit System for Foreigners to Come to China. The circular states that foreigners allowed to work in China will receive Work Permits for Foreigners to Come to China to replace Foreigner Employment Permits and Foreign Experts to Work Permits in China since April 1, 2017.

Tax regulations

PRC corporate income tax.

On March 6, 2007, the National People’s Congress of the PRC issued the Corporate Income Tax Law of the PRC, which was implemented on January 1, 2008 and revised on February 24, 2017. The tax law stipulates that foreign-invested enterprises and domestic enterprises have an income tax rate of 25%. Small and low profit enterprises that meet certain conditions will be subject to a 20% income tax rate. Enterprises with high priority which need to be supported by the state are taxed at a reduced rate of 15%. On December 6, 2007, the State Council issued the Regulations on the Implementation of the Enterprise Income Tax Law of the PRC, which took effect on January 1, 2008.

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On April 22, 2009, the State Administration of Taxation issued a notice on Relevant Issues of Overseas Registered Chinese-Funded Controlled Enterprises Recognized as Resident Enterprises on the Basis of Actual Management Institutional Standards, which became effective on January 1, 2008. The circular states that overseas Chinese-invested enterprises that meet the following conditions shall determine that they are resident companies of the actual administrative agency in China (hereinafter referred to as non-domestically registered resident enterprises), implement corresponding tax administration and collect corporate income tax on their income from inside and outside China:

(i)	the places where senior management personnel responsible for the implementation of daily production and operation management operations and their senior management departments perform their duties are mainly located in China;

(ii)	the company’s financial decisions (such as borrowings, lending, financing, financial risk management, etc.) and personnel decisions (such as appointments, dismissals, remunerations, etc.) are determined by institutions or personnel located in China or need to be approved by an organization or person located in China;
(iii)	the company’s main property, accounting book, company seal, board of directors and minutes of shareholders’ meetings, etc. are located or stored in China; and

(iv)	50% or more of the voting directors or senior executives of the corporation often reside in China.

On July 27, 2011, the State Administration of Taxation issued an announcement on the issuance of the Administrative Measures on the Income Tax of Overseas-registered Chinese-controlled Holding Enterprises (Trial), which took effect on September 1, 2011. The measure points out that non-domestic-registered resident enterprises shall, in accordance with relevant Chinese laws and regulations and regulations of the competent departments of finance and taxation under the State Council, formulate financial and accounting statements, and shall, within 15 days from the date of receipt of tax registration certificates, submit the enterprise’s financial and accounting systems or financial accounting, the handling methods and related information to the competent tax authorities for the record. Non-domiciled registered resident companies that obtain dividends, bonuses and other equity investment income derived from China, income from interest, rent, royalties, transfer of property income and other income, shall issue a copy of the company’s Certificate of Resident Identity of Overseas-registered Chinese-controlled Enterprises issued by the company. According to Article 26 of the Corporate Income Tax Law of the PRC and Articles 17, 18 and 91 of the Implementation Regulations on Enterprise Income Tax Law of the PRC, the following income of enterprises is tax exempt income:

(i)	interest income from government bonds;

(ii)	dividends, bonuses and other equity investment gains among eligible resident companies;

(iii)	non-resident enterprises that have established establishments in China obtain dividends, dividends, and other equity investment income from resident enterprises that are actually in contact with the institution or site; and

(iv)	income of qualified non-profit organizations.

The applicable tax rate for income obtained by non-resident enterprises is 20%. Corporate income tax on income earned by non-resident enterprises is levied at the rate of 10%. That is to say, general overseas companies transferring 10% of the corporate income tax shall be subject to the transfer of equity in Chinese enterprises or the dividend distribution of Chinese enterprises. However, if the non-resident enterprise is a resident enterprise belonging to a country or region that has signed a tax treaty or arrangement with China, it may enjoy preferential tax treaty provisions.

Small and micro enterprise income tax preferential policy

According to notice No. 13 (2019) on Implementing the Inclusive Tax Deduction Policy for Small and Micro Enterprises issued by the Ministry of Finance and State Administration of Taxation, the annual taxable income of small and micro-profit enterprises shall not exceed RMB 1 million, the taxable income shall be included in the taxable income of 25% and the enterprise income tax shall be paid at the rate of 20%. For the portion exceeding RMB 1 million but not exceeding RMB 3 million, the amount of taxable income shall be included in the reduction of 50%, and the enterprise income tax shall be paid at the rate of 20%. These small-scale and low-profit enterprises refer to enterprises engaged in the national non-restricted and prohibited industries, and at the same time complying with the three conditions of annual taxable income of not more than RMB 3 million, the number of employees not exceeding 300 and the total assets not exceeding RMB 50 million.

This notice is effective from January 1, 2019 to December 31, 2021.

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PRC withholding tax.

Foreign enterprises have no institutions or places in China, but have obtained profits, interest, rent, royalties and other income from China, or have established institutions or places, but the above-mentioned income has no actual connection with institutions and places. The amount of income is subject to withholding income tax. In accordance with the accrued method, the payer (payer) pays the tax on the proceeds (payments) to the beneficiary (the payee). The withholding income tax belongs to personal income tax or corporate income tax, but it is only a source of income tax control. It is a taxation of a personal income tax or corporate income tax.

In 2008, China began to impose a dividend withholding income tax on foreign-invested enterprises at a tax rate of 20%, generally levied at 10%. Hong Kong, Macao, Singapore, Seychelles and others have signed tax treaties with China or have special taxes. The preferential national tax rate for the countries in the arrangement is as low as 5%. Therefore, when a Hong Kong company affiliated to the group obtains the after-tax profits distributed by the mainland Chinese company it invests, the mainland Chinese company must withhold and pay 5% of the withholding income tax.

In addition, Notice No. 88 (2017) on “the Issues Concerning the Direct Investment of Foreign Investors in Distributing the Withholding Income Tax Policy” stipulates that foreign investors who meet the conditions of direct investment shall not be subject to withholding tax.

PRC Business Tax and Value-Added Tax (VAT).

On March 23, 2016, the Ministry of Finance and the State Administration of Taxation issued a circular on the Full Implementation of the Business Tax Levy of VAT Pilots. The circular indicates that since May 1, 2016, pilots for the change of business tax to VAT have been fully promoted throughout the country, and all business tax taxpayers, including Bao Feng, were included in the scope of the pilot and were changed from paying business tax to paying VAT. According to notice No. 36 (2016) issued by the Ministry of Finance and the State Administration of Taxation, the Comprehensive Project replaces Business Tax with Value-added Tax. VAT standard rates are 6% to 17% of the gross sales price. A credit is available whereby VAT paid on the purchase of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished products and services.

According to notice No. 13 (2019), the VAT small-scale taxpayers with monthly sales of less than RMB 100,000 are exempt from VAT. The implementation date of this paper is from January 1, 2019 to December 31, 2021. According to the "Notice of the State Administration of Taxation on Issues Concerning the Exemption of Value-Added Tax for Small and Micro Enterprises" (State Administration of Taxation Announcement No. 52 of 2017, now abolished), from January 1, 2018 to December 31, 2020 sales of small-scale VAT taxpayers shall not exceed RMB 30,000 (tax payment of RMB 90,000 per quarter) and enjoy the preferential policy of exemption from VAT.

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MANAGEMENT

Directors and Executive Officers

The names, titles and ages of the members of the Company’s Board of Directors and executive officers as of the date of this Prospectus are as set forth in the below table. Our directors are elected annually and serve until their successors take office or until their death, resignation or removal.  The executive officers serve at the pleasure of the Board of Directors.

Officers and Directors of the Company

Name	Age	Position
Ting Ting Chang	29	President, Chief Executive Officer, Secretary and Director

Yau Sing Tang	57	Chief Financial Officer and Director

Ms. Chang serves as our Chief Executive Officer, President, Secretary and director, and has held those positions since May 4, 2017. Since 2013, Ms. Chang has worked at Beijing Acer Truncatum Century Agricultural Science and Technology Co., Limited ("Beijing Acer"), which changed its name to Bao Feng Bio-Technology (Beijing) Limited in August 2017. From 2013 to 2016, she served as Beijing Acer's sales manager responsible for planning, implementing and directing the sales activities of the company including developing strategic plans, budget preparation and coordination of the sales teams. From 2016 to the present, Ms. Chang has served as Beijing Acer's Chief Executive Officer responsible for setting strategy and direction, modeling and setting the company's culture and values, leading and training the senior executive team and allocating capital. In 2013, Ms. Chang received an MSC degree in Technology and Innovation Management from Sussex University, the United Kingdom and in 2012 she received a Bachelor of Arts degree in Product Design from the same university. Ms. Chang is not compensated for serving as the Company’s Chief Executive Officer, President and Secretary.

Mr. Tang has served as our Chief Financial Officer and director since August 2019. He holds a Bachelor of Social Sciences (Honour) degree from the University of Hong Kong. He is a fellow member of the Hong Kong Institute of Certified Public Accountants, a fellow member of the Association of Chartered Certified Accountants in the United Kingdom and a member of the Hong Kong Institute of Directors.  Mr. Tang has over 30 years of accounting, auditing and financial advisory experience. He was an executive director of Winto Group (Holdings) Limited (Stock Code: 8238) for the period from July 2017 to November 2019; an executive director of Pearl Oriental Oil Limited (stock code: 0632) for the period from October 2016 to September 2019; an executive director of Million Stars Holdings Limited (stock code: 8093) for the period from February 2017 to November 2017; executive director and company secretary of Changgang Dunxin Enterprise Company Limited (stock code: 2229) for the period from March 2016 to June 2016; executive director and chief financial officer of New Sports Group Limited (stock code: 0299) for the period from December 2013 to May 2016; vice president and company secretary of China Environmental Technology Holdings Limited (stock code: 0646) for the period from March 2014 to April 2016 and chairman and executive director of Greens Holdings Limited (Stock Code: 1318) for the period from December 2014 to November 2015. The shares of the above companies are all listed on The Stock Exchange of Hong Kong Limited.

Family Relationships

There are no family relationships among the directors or executive officers of the Company.

Committees of the Board of Directors

The Company’s Board of Directors has not established any committees. The functions of the audit committee are currently performed by the Board of Directors, with assistance by expert independent accounting personnel. The Company is not currently subject to any law, rule or regulation requiring that it establish or maintain an audit committee. The Company believes that while its Board of Directors is capable of analyzing and evaluating financial statements and understanding internal controls and procedures for financial reporting, the Company would be well served to retain an independent director who would qualify as an “audit committee financial expert.” The Company’s Board of Directors intends at some point in the future to establish audit, nominating and compensation committees. The audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The nominating committee will be primarily responsible for nominating directors, setting policies and procedures for the nomination of directors and overseeing the creation and implementation of our corporate governance policies and procedures. The compensation committee will be primarily responsible for reviewing and approving salary and benefit policies (including stock options), including compensation of the Company’s executive officers.

Auditor

The Company’s auditor for the last three years has been KCCW Accountancy Corp., 5042 Wilshire Boulevard, Suite 30011, Los Angeles, California, a public accounting firm registered with the Public Company Accounting Oversight Board (United States). On December 31, 2019, as a result of the Share Exchange, the Company dismissed KCCW as its auditor and engaged Centurion ZD CPA & Co., which has been China Bio’s auditor for the last three years.

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Officers, Directors and Key Employees of Bao Feng

Name	Age	Positions
Ting Ting Chang	29	Chief Executive Officer
Xia Li	45	Chief Financial Officer
Xianyang Chen	35	Chief Technical Officer
Yu Gao	35	Chief Marketing Officer

Ms. Chang has served as Bao Feng’s Chief Executive Officer since May 2016. For Ms. Chang’s biographical information, see “Officers and Directors of the Company,” above.

Ms. Li has served as Bao Feng’s Chief Financial Officer since 2014. Ms. Li is a certified public accountant with a master's degree from Renmin University of China. After graduation and before joining Bao Feng, she worked as a financial officer for several different companies, Ms. Li has financial management experience in mergers and acquisitions, joint-stock reform, tax planning, listed company mergers and other financial areas.

Mr. Chen has served as Bao Feng’s Chief Technical Officer since 2016. His work at Bao Feng primarily involves the establishment of a prediction model for alzheimer's disease and the extraction and purification of nervonic acid from acer truncatum and its application in the field of brain health.  Prior to joining Bao Feng, from 2011 to 2015, Mr. Chen was employed as an assistant professor at the Institute of Botany, Chinese Academy of Sciences where his work primarily involved metabolomics and data modeling, and where he presided over a natural science foundation project. Mr. Chen has published five articles and co-authored fifteen articles in various scientific journals.  Mr. Chen holds a bachelor's degree in grass science from the School of Resources and Environment, Beijing Forestry University and a doctorate degree in developmental biology from the Institute of Botany, Chinese Academy of Sciences.

Mr. Gao, Bao Feng’s CMO, received his Master’s Degree from the School of Management of Renmin University of China in 2005. From May 2017 to October 2018, he was employed as sales director of Kang Tai Chang Long Biotechnology Co., Limited, a private pharmaceutical/bioengineering company. Prior to that position, Mr. Gao was engaged in sales management for several other large and medium-sized companies.

Auditor

China Bio-Technology Holdings Limited and its subsidiaries’ auditor for the last three years has been Centurion ZD CPA & Co., Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong, a public accounting firm registered with the Public Company Accounting Oversight Board (United States).

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COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table summarizes all compensation received by our directors and our Chief Executive Officer, President, Secretary and Chief Financial Officer and by the directors, executive officers and key employees of Bao Feng in the years ended December 31, 2018 and 2017.

Summary Compensation Table

Compensation Paid
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Compensation ($)
Ting Ting Chang, CEO, President, Secretary and Director	2017 2018	17,761(2) 17,761(2)	Nil Nil	N/A N/A
Yau Sing Tang, CFO and Director(3)	2017 2018	Nil (3) Nil (3)	Nil Nil	N/A N/A
Xianyang Chen, CTO of Bao Feng	2017 2018	Nil (4) Nil (4)	Nil Nil	N/A N/A
Xia Li, CFO of Bao Feng	2017 2018	17,761 17,761	Nil Nil	N/A N/A
Yu Gao, CMO of Bao Feng	2017 2018	17,761 17,761	Nil Nil	N/A N/A
(1)	Expressed in U.S. Dollars based on the average interbank exchange rate of 6.75655132 RMB for each U.S. Dollar in 2017 and the average interbank exchange rate of 6.60313352 RMB for each U.S. Dollar in 2018
(2)	Paid to Ms. Chang by Bao Feng as compensation for her services to that company.
(3)	Mr. Tang became an officer and director of the Company on August 31, 2019.
(4)	Mr. Chen received shares of Bao Feng, which have since been transferred to Zhong Yuan-SZ, in lieu of a salary.

We did not set aside or accrue any amounts to provide pension, retirement or similar benefits for directors and officers for the fiscal year ended December 31, 2018, other than contributions to our Provident Fund Plan as social insurances and housing provident fund, which aggregated $5,164 for officers and directors.

Stock Option Grants and Exercises

The Company has not issued any options or stock appreciation rights to any officers, employees or directors. Our directors and executive officers may receive share options at the discretion of our Board of Directors in the future.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors.

Employment Contracts

Bao Feng has formal employment agreements with its executive officers. The employment agreements are summarized below.

Ting Ting Chang, CEO of both the Company and Bao Feng, has entered into a five-year Employment Agreement with Bao Feng for a term which commenced May 16, 2017 and which terminates on May 15, 2022, unless renewed by mutual agreement or earlier terminated. The contract may be terminated by mutual agreement or by either party under certain specified conditions. Ms. Chang is currently paid a monthly salary of RMB 10,000.

Xia Li, CFO of Bao Feng, has entered into a five-year Employment Agreement with Bao Feng for a term which commenced June 1, 2017 and which terminates on May 31, 2022, unless renewed by mutual agreement or earlier terminated. The contract may be terminated by mutual agreement or by either party under certain specified conditions. Ms. Li is currently paid a monthly salary of RMB 10,000.

Yu Gao, Bao Feng’s CMO, is currently employed under a three-year Employment Agreement with Bao Feng for a term which terminates on December 23, 2021, unless renewed by mutual agreement or earlier terminated. The contract may be terminated by mutual agreement or by either party under certain specified conditions. Mr. Gao is currently paid a monthly salary of RMB 6,000.

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Rather than an Employment Agreement, Xianyang Chen, Bao Feng’s CTO, has entered into a Technology Shareholding Cooperation Agreement, dated June 1, 2017, with Bao Feng pursuant to which he received shares equal to 20% of the company in lieu of a salary. The shares were transferred to Zhong Yuan-SZ on January 19, 2018. If the Company is listed on either NASDAQ or the NYSE, Mr. Chen’s salary will be determined according to the salary structure of the listed Company. The Agreement contains a 5-year non-competition clause and a non-disclosure clause.

Limitation on Liability and Other Indemnification Matters

The Companies Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Share Ownership

The following table shows the number of Ordinary Shares beneficially owned by our directors and executive officers as of December 15, 2019:

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
Officers and Directors

TingTing Chang	40,300,000	(2)	23.51%
Yau Sing Tang	161,500,000	(3)	94.20%
All executive officers and directors (2 persons)	169,500,000		98.86%

(1)	Based on 171,450,000 Shares outstanding.
(2)	Consists of 8,000,000 Shares held directly and 32,300,000 Shares held of record by Zhong Yuan Investment Limited.
(3)	As sole director of Zhong Yuan Investment, Mr. Tang holds sole voting and investment power over the Shares held of record by that entity.

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TRANSACTIONS WITH RELATED PERSONS

The following discussion is a brief summary of certain material arrangements, agreements and transactions we have had with related parties since January 1, 2018, other than the compensation arrangements we describe in “Compensation of Executive Officers and Directors.”

The Company utilizes the office space and equipment of a business associate of management in Hong Kong at no cost. Management estimates the value of such office space and equipment to be immaterial.

On August 31, 2019, the Company closed on the Share Exchange with Zhong Yuan Investment pursuant to which the Company acquired 100% of the shares of China Bio. At the time of the acquisition, Ms. Ting Ting Chang was the Company’s sole officer and director. Zhong Yuan Investment, China Bio and China Bio’s subsidiary, Zhong Yuan (HK), are affiliates of Mr. Yau Sing Tang, the Company’s current Chief Financial Officer and director. Two indirect subsidiaries of China Bio, Zhong Yuan (SZ) and Bao Feng, are affiliates of Ms. Ting Ting Chang, the Company’s current Chief Executive Officer and director.

During the fiscal years ended December 31, 2018 and December 31, 2017, Ting Ting Chang, our Chief Executive Officer and director, paid, either directly or indirectly, expenses of the Company aggregating $50,406 and $12,600, respectively. These are fees Ms. Chang paid on behalf of the Company. The advances were unsecured, non-interest bearing and payable on demand. As of March 31, 2019 and 2018, the amount due to Ms. Chang was $41,473 and $Nil, respectively.

On May 3, 2017, the Company effected a change of its control. The Company cancelled an aggregate of 19,500,000 shares of the then 20,000,000 shares of outstanding stock valued at par. James M. Cassidy resigned as the Company's president, secretary and director and James McKillop resigned as the Company's vice president and director. Ting Ting Chang was then named sole director of the Company and was named President, Secretary and Chief Financial Officer of the Company. On May 4, 2017, the Company issued 8,000,000 shares of its Common Stock to Ms. Chang for no consideration as a result of the change in control.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

PRINCIPAL AND SELLING SHAREHOLDERS

We are not directly or indirectly owned or controlled by any foreign government or by another corporation, other than as indicated in the table below. The following table sets forth, as of December 1, 2019, beneficial ownership of our Ordinary Shares by each person, to the best of our knowledge, known to own beneficially 5% or more of our Ordinary Shares outstanding as of such date. Except as otherwise indicated, all shares are owned directly and hold equal voting rights.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
Officers and Directors

TingTing Chang	40,300,000	(2)	23.51%
Yau Sing Tang	161,500,000	(3)	94.20%
All executive officers and directors (2 persons)	169,500,000		98.86%

5% Beneficial Owners:

Zhong Yuan Investment Limited(4)	161,500,000		94.20%
Yu Chang	67,184,000	(5)	39.19%
Prime Legend Limited	32,300,000	(6)	18.84%
Xianyang Chen	25,840,000	(7)	15.07%

(1)	Based on 171,450,000 shares outstanding.
(2)	Consists of 8,000,000 shares held directly and 32,300,000 shares held of record by Zhong Yuan Investment Limited.
(3)	As sole director of Zhong Yuan Investment, Mr. Tang holds sole voting and investment power over the shares held of record by that entity.
(4)	Zhong Yuan Investment is owned of record by Yau Sing Tang in trust for the benefit of Ting Ting Chang, our Chief Executive Officer (20%), Xianyang Chen, Bao Feng’s Chief Technical Officer (16%), Yu Chang, Ting Ting Chang’s father (41.6%), Shuju Chen (2.4%) and Prime Legend Limited (20%).
(5)	Held of record by Zhong Yuan Investment Limited.
(6)	Held of record by Zhong Yuan Investment Limited. Prime Legend Limited is 100% owned by Pang Fung Ming, Yau Sing Tang’s wife. Mr. Tang disclaims beneficial ownership of those shares except through his position as sole director of Zhong Yuan Investment.
(7)	Held of record by Zhong Yuan Investment Limited.

There are no arrangements known to us that may at a subsequent date result in a change in control of the Company.

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Selling Shareholders

We are registering for resale certain of our Ordinary Shares issued in the Share Exchange and all of the Ordinary Shares issued pursuant to the 2019 Private Offering (the “Resale Shares”). The securities listed herein were issued in accordance with the exemption from the registration provisions of the Securities Act provided by Section 4(a)(2) of such Act for issuances not involving any public offering and Rule 506 of Regulation D and/or Regulation S promulgated thereunder. We are registering the Shares to permit the Selling Shareholders and their pledgees, donees, transferees and other successors-in-interest that receive their Shares from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this Prospectus to resell the Shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date hereof, there are 171,450,000 Ordinary Shares issued and outstanding.

The following table sets forth:

●	the names of the Selling Shareholders;
●	the number of our Ordinary Shares that the Selling Shareholders beneficially owned prior to the Offering for resale of the Shares under this Prospectus;
●	the maximum number of our Ordinary Shares that may be offered for resale for the account of the Selling Shareholders under this Prospectus; and
●	the number and percentage of our Ordinary Shares beneficially owned by the Selling Shareholders after the Offering of the Shares (assuming all of the offered Shares are sold by the Selling Shareholders), which percentage is based on 171,450,000 Ordinary Shares outstanding as of the date hereof.

All of the Selling Shareholders named below received their securities in connection with either the Share Exchange or the 2019 Private Offering.

None of the Selling Shareholders is a broker dealer or an affiliate of a broker dealer. None of the Selling Shareholders has any agreement or understanding to distribute any of the Shares being registered.

Each Selling Shareholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Shareholders will sell all of the Shares offered for resale. A Selling Shareholder is under no obligation, however, to sell any Shares pursuant to this Prospectus.

Unless otherwise noted, the address for all Selling Shareholders is Suite 2432, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong.

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Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Maximum Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(1)	Percentage Ownership After Offering(1)(2)
Zhong Yuan Investment Limited	161,500,000	94.2%	30,000,000	131,500,000	76.7%
Hu Xiaoling	150,000	*	150,000	0	0.0%
Chen Liyu	100,000	*	100,000	0	0.0%
Chou Tashun	50,000	*	50,000	0	0.0%
Zhang Wenyue	50,000	*	50,000	0	0.0%
Wu Xiaolin	50,000	*	50,000	0	0.0%
Chen Yumei	50,000	*	50,000	0	0.0%
Wang Qingxin	25,000	*	25,000	0	0.0%
Hu Jian	25,000	*	25,000	0	0.0%
Cheng Xu	25,000	*	25,000	0	0.0%
Wang Ruimei	25,000	*	25,000	0	0.0%
Cao Peng	25,000	*	25,000	0	0.0%
Liu Junmei	25,000	*	25,000	0	0.0%
Zhao Pan	25,000	*	25,000	0	0.0%
Xu Peishan	25,000	*	25,000	0	0.0%
Chen Xiucai	25,000	*	25,000	0	0.0%
Hu Zhennhao	25,000	*	25,000	0	0.0%
Yu Deming	25,000	*	25,000	0	0.0%
Zhang Qin	25,000	*	25,000	0	0.0%
Zhu Chang	25,000	*	25,000	0	0.0%
Zhang Guoru	25,000	*	25,000	0	0.0%
Feng Zhansheng	25,000	*	25,000	0	0.0%
Zhang Huiyan	25,000	*	25,000	0	0.0%
Zhang Fan	25,000	*	25,000	0	0.0%
Zhang Xuedong	25,000	*	25,000	0	0.0%
Wang Weidong	25,000	*	25,000	0	0.0%
Gao Yaqiong	25,000	*	25,000	0	0.0%
Luo Jimei	25,000	*	25,000	0	0.0%
Tang Jianjing	25,000	*	25,000	0	0.0%
Jiang Nan	25,000	*	25,000	0	0.0%
Wang Feng	25,000	*	25,000	0	0.0%
Hu Yubin	25,000	*	25,000	0	0.0%
Shi Liping	25,000	*	25,000	0	0.0%
Wang Hongxue	25,000	*	25,000	0	0.0%
Xing Bo	25,000	*	25,000	0	0.0%
Chen Chao	25,000	*	25,000	0	0.0%
Zhang Baoli	25,000	*	25,000	0	0.0%
Lin Jun	25,000	*	25,000	0	0.0%
Yeh Jenchuan	25,000	*	25,000	0	0.0%
Zhang Fan	25,000	*	25,000	0	0.0%
Lin Ye	25,000	*	25,000	0	0.0%
Yang Yake	25,000	*	25,000	0	0.0%
Sun Ling	25,000	*	25,000	0	0.0%
Hu Zhong	25,000	*	25,000	0	0.0%
Hu Yanmei	25,000	*	25,000	0	0.0%
Cao Jinyong	25,000	*	25,000	0	0.0%
Wang Guoxiang	25,000	*	25,000	0	0.0%

* Represents less than 0.1%

(1)	Based on 171,450,000 Ordinary Shares outstanding. All percentages have been rounded up to the nearest one tenth of one percent.
(2)	Since we do not have the ability to control how many, if any, of their Shares each of the Selling Shareholders will sell, we have assumed that the Selling Shareholders will sell all of the Shares offered herein for purposes of determining how many Shares they will own after the Offering and their percentage of ownership following the Offering.
(3)	Zhong Yuan Investment is owned of record by Yau Sing Tang, our CFO and director, in trust for the benefit of five parties, one of whom is Ting Ting Chang, our Chief Executive Officer and director, and another of whom is Xianyang Chen, Bao Feng's Chief Technical Officer.

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PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors in interest may, from time to time, sell any or all of their Resale Shares at a fixed price of $0.10 per Share until our Shares are quoted on the OTCQB, and thereafter at prevailing market prices or privately negotiated prices. We will be filing to obtain a quotation on the OTCQB. In order to be quoted on the OTCQB a market maker must file an application and other necessary documents with the Financial Industry Regulatory Authority (“FINRA”) on our behalf in order to make a market for our Ordinary Shares. FINRA must approve the application, and there can be no assurance that FINRA will do so.

The Selling Shareholders may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Resale Shares at a stipulated price per Share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell Resale Shares under Rule 144 under the Securities Act, if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, rather than under this Prospectus.

In connection with the sale of the Resale Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

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The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the amendment or supplement to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act will be filed amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this Prospectus and the pledgees or secured parties may offer and sell Resale Shares from time to time under the supplement or amendment to this Prospectus.

The Selling Shareholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Resale Shares will be paid by the Selling Shareholder and/or the purchasers.

FINRA Rule 5110 requires FINRA member firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of Selling Shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Shareholder intends to sell any of the Shares registered for resale in this Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

●	the complete details of how the Selling Shareholders’ Shares are and will be held, including location of the particular accounts;

●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Shareholders, including details regarding any such transactions; and

●	in the event any of the securities offered by the Selling Shareholders are sold, transferred, assigned or hypothecated by any Selling Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

If a Selling Shareholder uses this Prospectus for any sale of the Resale Shares, it will be subject to the Prospectus delivery requirements of the Securities Act. The Selling Shareholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective Resale Shares under this registration statement.

In order to comply with the securities laws of certain states, if applicable, the Shares of a Selling Shareholder may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such Shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

We are required to pay all fees and expenses incident to the registration of the Resale Shares, but the Company will not receive any proceeds from the sale of the Resale Shares. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Ordinary Shares and activities of the Selling Shareholders.

We have advised the Selling Shareholders that, while they are engaged in a distribution of the Shares included in this Prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding, purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Shares offered by this Prospectus.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Memorandum and Articles of Association, the Companies Law, the common law of the Cayman Islands, our corporate governance documents and rules and regulations of the stock exchange on which our Shares may, in the future, be traded.

Our authorized capital is $50,000, consisting of 500,000,000 shares, $0.0001 par value per share. The Board of Directors has the right, in its absolute discretion and without approval of the existing shareholders, to issue shares, grant rights over existing shares or issue other securities in one or more series as it deems necessary and appropriate and to determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the Shares held by existing shareholders, at such times and on such other terms as it deems proper. No preferred shares have been issued.

As of the date of this Prospectus, there are 171,450,000 of our Ordinary Shares issued and outstanding, 161,500,000 of which were issued in July 2019 in consideration for 100% of the outstanding shares of China Bio pursuant to the Share Exchange. All Shares are fully paid. We do not have any options to purchase Shares or any preferred shares outstanding.

Memorandum and Articles of Association

We are registered in the Cayman Islands and have been assigned company number 313036 in the register of companies. Our registered office is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KYI–9008, Cayman Islands. The objects for which the Company was established are unrestricted and the Company has full power and authority to carry out any object that is not prohibited under Cayman Islands law as set forth in Paragraph 4 of our Memorandum of Association. As a Cayman Islands exempted company, we are (subject to certain qualifications) prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of our business carried on outside the Cayman Islands, owning land in the Cayman Islands and making any invitation to the public in the Cayman Islands to subscribe for any of our shares or debentures. We do not believe that these restrictions materially affect our operations.

Objects of the Company

Under our Memorandum and Articles of Association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Powers of Directors

Paragraph 107 of our Articles of Association (our “Articles”) provides that a director who is in any way, whether directly or indirectly, interested in a contract or a proposed contract with the Company shall declare the nature of his interest at a meeting of the directors or by general notice to the directors. The director may vote in respect of the contract or arrangement notwithstanding his interest therein and his vote shall be counted, and he may be counted in the quorum at any meeting at which the contract or arrangement is considered. Paragraph 86 of the Articles allows the directors to vote compensation to themselves in respect of services rendered to the Company. Paragraph 98 of the Articles provides that the directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party. Such borrowing powers can be altered by an amendment to the Articles. There is no provision in the Articles for the mandatory retirement of directors. Paragraph 85 of the Articles provides that directors are not required to own shares of the Company in order to serve as directors.

Our Ordinary Shares

Our authorized share capital is $50,000, divided into 500,000,000 shares, $0.0001 par value. Holders of our Ordinary Shares are entitled to one vote for each whole Share on all matters to be voted upon by shareholders, including the election of directors. Holders of our Ordinary Shares do not have cumulative voting rights in the election of directors. All of our fully paid Ordinary Shares are equal to each other with respect to dividend rights. Holders of our Ordinary Shares are entitled to receive dividends if and when declared by our Board of Directors out of funds legally available therefor under Cayman Islands law. In the event of our liquidation, the liquidator may, with the sanction of an Ordinary Resolution of the Company, divide among the shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. Holders of our Ordinary Shares have no preemptive rights to purchase any additional unissued Ordinary Shares. No preferred shares have been issued; however, the Board of Directors has the ability to determine the rights, preferences and restrictions of preferred shares at their discretion.

Paragraph 8 of the Articles provides that the powers, preferences and relative, participating, optional and other special rights of each series of preferred shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

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Amendment

Paragraph 153 of the Articles provides that our Memorandum and Articles of Association may be amended by a special resolution of members. A special resolution requires passage by a majority of not less than two-thirds of the shareholders entitled to vote on the matter, in person or, where proxies are allowed, by proxy at a general meeting of the Company or in writing by all of the shareholders entitled to vote.

General Meetings

Provisions in respect of the holding of annual general meetings and extraordinary general meetings are set out in Paragraphs 55 through 69 of the Articles and under the Companies Law (2018 Revision) of the Cayman Islands. The directors may convene meetings of the shareholders at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of shareholders holding not less than one-third of the share capital of the Company as at that date carries the right to vote at general meetings of the Company.

Limitations on Right to Own Shares

Cayman Islands law and our Memorandum and Articles of Association impose no limitations on the right of nonresident or foreign owners to hold or vote our securities. There are no provisions in the Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders (subject to variation of rights of shares provisions in our Memorandum and Articles of Association); and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders. Our Memorandum and Articles of Association allow our shareholders holding shares representing in aggregate not less than one-third of our share capital as carries the right to vote to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Issuance of Additional Shares

Paragraph 6 of our Articles authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued Shares.

Paragraph 7 of our Articles also authorizes our Board of Directors to establish from time to time one or more series of preferred shares and to determine, subject to compliance with the variation of rights of shares provision in the Articles, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our Board of Directors may issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available. Issuance of additional shares may dilute the voting power of holders of our Ordinary Shares. However, our Memorandum of Association provides for authorized share capital and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in our Articles relating to variations in rights of shares.

A copy of our Memorandum and Articles of Association was filed as Exhibit A to the Definitive Schedule 14(C) filed with the SEC by the Company on January 16, 2018.

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Material Contracts

Effective November 15, 2017, the Company (the “Delaware Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its wholly-owned subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Cayman Company), an exempted company limited by shares which was formed under the laws of the Cayman Islands, in order to effect a change in the Company’s domicile from Delaware to the Cayman Islands. The Merger Agreement provided that, upon effectiveness of the merger, (i) the Delaware Company would be merged with and into the Cayman Company with the Cayman Company being the surviving company; (ii) each share of Common Stock of the Delaware Company would convert into the right to receive one Ordinary Share of the Cayman Company; and (iii) the officers and directors of the Delaware Company would be the officers and directors of the Cayman Company. The Plan of Merger was approved by the shareholders of both the Delaware Company and the Cayman Company. Pursuant to the Merger Agreement, the Company became a Cayman Islands exempted company as of August 21, 2018.

On July 2, 2019, the Company entered into a definitive Share Exchange Agreement with Zhong Yuan Investment and its affiliates, pursuant to which the Company acquired all of the outstanding Common Stock of China Bio in exchange for the issuance of 161,500,000 Ordinary Shares to Zhong Yuan Investment. On August 31, 2019 (the “Closing Date”), China Bio became our wholly owned subsidiary and Zhong Yuan Investment became the owner of approximately 94.2% of our voting Shares. The Share Exchange Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2019.

Summaries of our employment contracts with executive officers and key employees are disclosed under “Compensation of Executive Officers and Directors – Employment Contracts” and were filed as Exhibits 10.9 through 10.11 to our Report on Form 6-K filed with the SEC on September 5, 2019.

A summary of our lease is disclosed under “Our Business – Properties” and was filed as Exhibit 10.1 to our Report on Form 6-K filed with the SEC on September 5, 2019.

Bao Feng entered into a Joint Project Contract with the National Health and Occupational Safety and Health Research Center, effective from June 20, 2019 to June 20, 2023. The contract provides for the joint construction of a laboratory and cooperation between the parties on research and development and testing projects. An English translation of the Joint Project Contract was filed as Exhibit 10.2 to our Report on Form 6-K filed with the SEC on September 5, 2019.

Exchange Controls

The government of the PRC imposes restrictions on the convertibility of the RMB and the collection and use of foreign currencies by Chinese entities. Under the current regulations, the RMB can be freely exchanged in current account transactions, including dividend distribution, interest payments and import and export of goods and services. However, the conversion of RMB into foreign currency and the conversion of foreign currency into RMB for capital account transactions, such as direct investment, securities investment and loans, generally require prior approval from the SAFE.

According to the current PRC regulations, foreign-invested enterprises, such as our subsidiaries in China, must apply for a Foreign Exchange Registration Certificate for Foreign-Invested Enterprise. With such a certificate, a foreign-invested enterprise may open foreign exchange bank accounts with banks authorized by SAFE to conduct foreign exchange business and may purchase, sell and remit foreign exchange through such banks, subject to documentation and approval requirements. Foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account transactions and current accounts. In addition, there are restrictions on the amount of foreign currency that foreign-invested enterprises can retain in such accounts.

There are no exchange control regulations or currency restrictions in the Cayman Islands.

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Taxation

No reciprocal tax treaty regarding withholding exists between the United States and the Cayman Islands.  Under current Cayman Islands law, dividends, interest or royalties paid by us to individuals are not subject to tax as long as the recipient is not a resident of the Cayman Islands.  If we were to pay a dividend, we would not be liable to withhold any tax, but shareholders would receive gross dividends, if any, irrespective of their residential or national status.

Dividends, if any, paid to any United States resident or citizen shareholder are treated as dividend income for United States federal income tax purposes.  Such dividends are not eligible for the 50% dividends-received deduction allowed to United States corporations on dividends from a domestic corporation under Section 243 of the Internal Revenue Code.  Various Internal Revenue Code provisions impose special taxes in certain circumstances on non-United States corporations and their shareholders.  You are urged to consult your tax advisor with regard to such possibilities and your own tax situation.

A foreign corporation will be treated as a passive foreign investment company (“PFIC”) for United States federal income tax purposes if, after applying relevant look-through rules with respect to the income and assets of subsidiaries, 75% or more of its gross income consists of certain types of passive income or 50% or more of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income.  For this purpose, passive income generally includes dividends, interest, royalties, rents (other than rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income.  We presently believe that we are not a PFIC and do not anticipate becoming a PFIC.  This is, however, a factual determination made on an annual basis and is subject to change.  If we were to be classified as a PFIC in any taxable year, (i) United States holders would generally be required to treat any gain on sales of our Shares held by them as ordinary income and to pay an interest charge on the value of the deferral of their United States federal income tax attributable to such gain; and (ii) distributions paid by us to our United States holders could also be subject to an interest charge.  In addition, we would not provide information to our United States holders that would enable them to make a “qualified electing fund” election under which, generally, in lieu of the foregoing treatment, our earnings would be currently included in their United States federal income.

In addition to United States federal income taxation, shareholders may be subject to state and local taxes upon their receipt of dividends. Further, non-U.S. shareholders may be subject to taxation upon their receipt of dividends in their tax jurisdiction.

Documents on Display

You may read and copy documents referred to in this Prospectus that have been filed with the SEC at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also obtain copies of our SEC filings by going to the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this Prospectus.

60

EXPENSES OF THIS OFFERING

Set forth below is an itemization of our total expenses, which are expected to be incurred in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission registration fee		$408.22
Legal fees and expenses	$
Other professional fees	$
Total	$

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this Prospectus and other legal matters concerning the Resale Shares relating to Cayman Islands law will be passed upon for us by _______________.

EXPERTS

The financial statements of the Company included in this Prospectus as of and for the years ended December 31, 2018 and 2017 have been included in reliance on the report of KCCW Accountancy Corp., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of China Bio included in this Prospectus as of and for the years ended March 31, 2019 and 2018 have been included in reliance on the report of Centurion ZD CPA & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We changed our domicile to the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provides significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in the PRC. In addition, both of our directors and officers are residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands counsel, there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against the Company or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against the Company or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

61

Cayman Islands counsel further advised that, although there is no statutory enforcement in the Cayman Islands of final and conclusive monetary judgments obtained in a competent federal or state court of the United States for a definite sum (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), such a judgment obtained in such jurisdiction can be expected to be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) is not inconsistent with a Cayman Islands judgment of the same matter; (vi) was not obtained on grounds of fraud; and (vii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this Offering of our Ordinary Shares. This Prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this Prospectus that is included in the registration statement. Statements made in this Prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements file reports with the SEC. Those reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

62

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

(Incorporated in the Cayman Islands)

Consolidated Financial Statements

December 31, 2018

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

Index to Consolidated Financial Statements

Contents	Pages

Report of Independent Registered Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2017 and 2018	F-3
Consolidated Statements of Operations for the years ended December 31, 2018 and 2017, and for the period from April 4, 2016 (inception) to December 31, 2016	F-4
Consolidated Statements of Stockholders' Deficit for the years ended December 31, 2018 and 2017, and for the period from April 4, 2016 (inception) to December 31, 2016	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2018 and 2017, and for the period from April 4, 2016 (inception) to December 31, 2016	F-6
Notes to Consolidated Financial Statements	F-7 to F-11

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Zhong Yuan Bio-Technology Holdings Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Zhong Yuan Bio-Technology Holdings Ltd (the Company) as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2018 and 2017, and for the period from April 4, 2016 (inception) to December 31, 2016, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years ended December 31, 2018 and 2017, and for the period from April 4, 2016 (inception) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated any revenues since inception. The Company has sustained continuing operating losses and working capital deficits. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KCCW Accountancy Corp.

We have served as the Company's auditor since 2016.

Los Angeles, California
May 13, 2019

F-2

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2018

Asset
Current assets
Cash and cash equivalents	$100	$100

Total Assets	$100	$100

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accrued liabilities	$14,041	$21,859
Due to related parties	12,600	54,938
Total Liabilities	26,641	76,797

Stockholders' Deficit

Preferred Stock $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding at December 31, 2018 and 2017, respectively	-	-
Common Stock, $0.0001 par value, 100,000,000 shares authorized; 8,500,000 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	850	850
Discount on Common Stock	(850)	(850)
Additional Paid in Capital	2,712	2,712
Accumulated deficit	(29,253)	(79,409)
Total stockholders' deficit	(26,541)	(76,697)
Total Liabilities and Stockholders' Deficit	$100	$100

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the period from April 4, 2016(inception) to	For the years ended
	December 31, 2016	December 31, 2017	December 31, 2018

Revenue	$-	$-	$-
Cost of Revenue	-	-	-
Gross Profit	-	-	-

Operating expenses	(2,062)	(27,191)	(50,156)

Loss before income taxes	(2,062)	(27,191)	(50,156)

Income Tax Expense	-	-	-

Net loss	$(2,062)	$(27,191)	$(50,156)

Loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.01)

Weighted average shares-basic and diluted	20,000,000	12,353,425	8,500,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
					Additional
	Common Stock			Discount on	Paid-in	Accumulated
	Shares	Amount		Common Stock	Capital	Deficit	Total
Balance-April 4, 2016 (Inception)	-	$		$-	$-	$-	$-
Issuance of shares to founders	20,000,000		2,000	(2,000)	-	-	-
Contribution of capital	-		-	-	1,312	-	1,312
Net Loss	-		-	-	-	(2,062)	(2,062)
Balance-December 31, 2016	20,000,000		2,000	(2,000)	1,312	(2,062)	(750)
Redemption of shares on May 3, 2017	(19,500,000)		(1,950)	1,950	-	-	-
Issuance of shares as a result of change in control	8,000,000		800	(800)	-	-	-
Contribution of capital	-		-	-	1,400	-	1,400
Net Loss	-		-	-	-	(27,191)	(27,191)
Balance-December 31, 2017	8,500,000		$850	$(850)	$2,712	$(29,253)	$(26,541)

Net Loss						(50,156)	(50,156)
Balance-December 31, 2018	8,500,000		$850	$(850)	$2,712	$(79,409)	$(76,697)

The accompanying notes are an integral part of these consolidated financial statements.
F-5

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the period from April 4, 2016 (inception) to	For the years ended December 31,
	December 31, 2016	2017	2018
OPERATING ACTIVITIES
Net Loss	$(2,062)	$(27,191)	$(50,156)
Non-cash adjustments to reconcile net loss to net cash:
Expenses paid for by stockholder and contributed as capital	1,312	1,400	-
Changes in Operating Assets and Liabilities:
Accrued liabilities	750	13,291	7,818
Net cash used in operating activities	-	(12,500)	(42,338)
FINANCING ACTIVITIES
Net proceeds received from related parties	-	12,600	42,338
Net cash provided by financing activities	-	12,600	42,338

Net increase in cash	$-	$100	$-
Cash and Cash Equivalents, Beginning of the Period	-	-	100
Cash and Cash Equivalents, End of the Period	$-	$100	$100

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$-	$-	$-
Common stock issued to officers for no consideration	$2,000	$800	$-
Redemption of common shares in connection with the change of control	$-	$1,950	$-

The accompanying notes are an integral part of these consolidated financial statements.
F-6

 Zhong Yuan Bio-Technology Holdings Limited
Notes to Consolidated Financial Statements

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
NATURE OF OPERATIONS
The Company was originally incorporated under the name “Agate Island Acquisition Corporation” on April 4, 2016 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.  The current business purpose of the Company is to seek the acquisition of, or merger with, an existing company.

On March 13, 2017, the Company changed its name to China Biotech Holdings Limited. The Company changed its name in anticipation of entering into a transaction with a company in China engaged in the Biopharma or Biotech industry. To date, the Company has not entered into an agreement with a China based company.

On May 3, 2017, the Company effected a change of its control. The Company cancelled an aggregate of 19,500,000 shares of the then 20,000,000 shares of outstanding stock valued at par. James M. Cassidy resigned as the Company's president, secretary and director and James McKillop resigned as the Company's vice president and director. CHANG Ting Ting was then named sole director and President, Secretary and Chief Financial Officer of the Company. On May 4, 2017, the Company issued 8,000,000 shares of its Common Stock to CHANG Ting Ting for no consideration as a result of the change in control.

On October 27, 2017, the Company acquired 100% of the equity of Zhong Yuan Bio-Technology Holdings Limited, a company registered in the Cayman Islands. Zhong Yuan Bio-Technology Holdings Limited had not commenced any business as of the date of these financial statements.

On November 15, 2017, our Board of Directors unanimously adopted resolutions approving the redomicile of the Company from Delaware to the Cayman Islands. The Company changed its domicile, effective August 21, 2018, by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the "Redomicile Merger"). As a result of the Redomicile Merger, the Company's name was changed to Zhong Yuan Bio-Technology Holdings Limited, each outstanding share of Common Stock was exchanged for one ordinary share and we became governed by our Amended and Restated Memorandum and Articles of Association and by the Companies Law (2018 Revision) of the Cayman Islands rather than by our previous Articles and Bylaws and the Delaware Corporate Code.

BASIS OF PRESENTATION
The accompanying consolidated financial statements of the Company are prepared in accordance with U.S. generally accepted principles (“GAAP”).
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to operate profitably, to generate cash flows from operations, and to pursue financing arrangements to support its working capital requirements.

F-7

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary during the period from October 27, 2017 to August 21, 2018 prior to the Redomicile Merger. All significant inter-company transactions and balances have been eliminated upon consolidation.
USE OF ESTIMATES
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.
CASH AND CASH EQUIVALENTS
Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less.
CONCENTRATION OF RISK
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2018 and 2017, respectively.
INCOME TAXES
Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.  As of December 31, 2018 and 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity.  As of December 31, 2018, and 2017, there were no outstanding dilutive securities.

F-8

FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the consolidated financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:
Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
Level 3 inputs are unobservable inputs for the asset or liability.
The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.
NOTE 2 - GOING CONCERN
The Company has not yet generated any revenue since inception to date and has accumulated deficit of $79,409 and $29,253 as of December 31, 2018 and 2017. The Company had a working capital deficit of $76,697 and $26,541 as of December 31, 2018 and 2017.  The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.
In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity.  However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

F-9

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS
In January 2017, the FASB issued ASU No. 2017-1, "Business Combinations (Topic 805): Clarifying the definition of a Business". The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Basically, these amendments provide a screen to determine when a set is not a business. If the screen is not met, the amendments in this ASU first, require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and second, remove the evaluation of whether a market participant could replace missing elements.  These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company has adopted this ASU and its adoption did not have a material impact on its consolidated financial statements.
In November 2016, the FASB issued Accounting Standards Update No. 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash" ("ASU 2016-18"). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. Management believed that the impact of this ASU to the Company's consolidated financial statements would be insignificant and would only impact the Company to the extent it has restricted cash in future.
In August 2016, the FASB issued ASU No. 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments," to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The  amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4) Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and (9) Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company has adopted this ASU and its adoption did not have a material impact on its consolidated financial statements.

NOTE 4 - INCOME TAX EXPENSE
No provision for income tax has been made as the Company incurred tax loss for the years ended December 31, 2018 and 2017, and for the period from April 4, 2016 (inception) to December 31, 2016.

NOTE 5 - ACCRUED LIABILITIES
As of December 31, 2018 and 2017, the Company had accrued professional fees of $21,859 and $14,041, respectively.

NOTE 6 - DUE TO RELATED PARTIES

The Company has the following related parties:

Name of related party	Relationship
Tingting Chang	CEO, CFO, secretary and sole director
Edward Sin	Former CFO

The total amounts due to related parties were $54,938 and $12,600 as of December 31, 2018 and 2017, respectively, and are unsecured, interest-free and have no fixed repayment terms.

	December 31, 2017	December 31, 2018
To Tingting Chang	$12,600	$50,406
To Edward Sin	$-	$4,532
Total	$12,600	$54,938

F-10

NOTE 7 - STOCKHOLDERS' DEFICIT
The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.
On April 4, 2016, the Company issued 20,000,000 founders common stock to two directors and officers pro rata as founder shares valued at $0.0001 par value per share and for a total discount of $2,000.
On May 3, 2017, the Company effectuated a change in control and redeemed 19,500,000 shares of common stock.
On May 4, 2017, the Company issued 8,000,000 shares of common stock to the new owner for no consideration as a result of the change in control.
As of December 31, 2018 and  2017, 8,500,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 8 – SUBSEQUENT EVENTS
Management has evaluated subsequent events through May 13, 2019, the date the consolidated financial statements were available to be issued noting no transactions that would impact the accounting for events or transactions in the current period or require additional disclosures.

F-11

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED

(Incorporated in the Republic of Seychelles)

Consolidated Financial Statements March 31, 2019

F-12

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED

F-13

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of China Bio-Technology Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of China Bio-Technology Holdings Limited (the “Company”) as of March 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive losses, stockholders’ deficit and cash flows for each of the two years in the period ended March 31, 2019, and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong

August 14, 2019

F-14

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

	March 31,
	2019	2018
Assets
Current assets
Cash	$5,377	$948
Available-for-sale investment	342,706	—
Accounts receivable, net of allowance of $nil	363,491	503,579
Inventories	246,881	421,139
Due from related companies	720,150	269,706
Prepaid expenses and other current assets	187,770	349,545
Total current assets	1,866,375	1,544,917

Other assets
Property, plant and equipment, net	9,343	13,824
Total other assets	9,343	13,824

Total assets	$1,875,718	$1,558,741

Liabilities and stockholders' equity
Current liabilities
Short-term loans	$206,070	$208,926
Accrued expenses and other payables	150,181	181,207
Due to a director	41,673	—
Due to related companies	—	5,421
Value added and other taxes payable	10,414	—
Income tax payable	15,309	—
Total current liabilities	423,647	395,554

Total liabilities	423,647	395,554

Stockholders' equity
Common stock, $1 par; 1,000,000 shares authorized, 100 shares issued and outstanding	100	100
Additional paid-in capital	1,451,250	1,451,250
Retained earnings (accumulated losses)	(126,948)	(407,131)
Accumulated other comprehensive income	127,669	118,968
Total stockholders' equity	1,452,071	1,163,187

Total liabilities and stockholders' equity	$1,875,718	$1,558,741

The accompanying notes are an integral part of these consolidated financial statements.

F-15

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Year ended March 31,
	2019	2018

NET SALES	$1,217,588	$259,541

Cost of sales	(320,836)	(64,514)

Gross profit	896,752	195,027

General and administrative expenses	(373,898)	(401,494)
Research and development expenses	(42,704)	(57,977)
Selling and marketing expenses	(168,014)	(137,607)

Operating income (loss)	312,136	(402,051)

Other income (expenses)
Other income	303	15,855
Gain on disposal of subsidiary	3,127	—
Interest income	605	45
Interest expense	(20,076)	(2,456)

Total other income (expenses), net	(16,041)	13,444

Income (loss) before income taxes	296,095	(388,607)

Income tax expense	(15,912)	—

Net income (loss)	280,183	(388,607)

Other comprehensive income (loss)
Foreign currency translation adjustment	8,701	57,452

Comprehensive income (loss)	$288,884	(331,155)

Earnings per common share
- Basic and fully diluted	$2,801.83	(3,886.07)

Weighted average number of common shares outstanding
- Basic and fully diluted	100	100

The accompanying notes are an integral part of these consolidated financial statements.

F-16

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive
	Number	Amount	Capital	Losses	Income	Total

Balance as of April 1, 2017	100	$100	$1,451,250	$(18,524)	$(2,622)	$1,430,204

Net income (loss)	—	—	—	(388,607)	—	(388,607)

Foreign currency translation adjustment	—	—	—	—	121,590	121,590

Balance as of March 31, 2018	100	100	1,451,250	(407,131)	118,968	1,163,187

Net income	—	—	—	280,183	—	280,183

Foreign currency translation adjustment	—	—	—	—	8,701	8,701

Balance as of March 31, 2019	100	$100	$1,451,250	$(126,948)	$127,669	$1,452,071

The accompanying notes are an integral part of these consolidated financial statements.

F-17

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$280,183	$(388,607)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	5,923	4,391
Income tax expenses	15,912	—
Changes in operating assets and liabilities:
Accounts receivable	140,088	(28,579)
Inventories	174,258	4,848
Due from related companies	(450,444)	(269,606)
Prepaid expenses and other current assets	161,775	180,642
Accrued expenses and other payables	(31,026)	41,120
Due to a director	41,673	—
Due to related companies	(5,421)	5,421
Value added and other taxes payable	10,414	—

Net cash provided by (used in) operating activities	343,335	(450,370)

Cash flows from investing activities:
Increase in Available-for-sale investment	(342,706)	—
Net cash used in investing activities	(342,706)	—

Cash flows from financing activities:
Proceeds from short term bank loans	206,070	208,926
Repayment of short term bank loans	(208,926)	—
Net cash (used in) / provided by financing activities	(2,856)	208,926

Effect of exchange rate changes on cash	6,656	170,190

Net increase (decrease) in cash	4,429	(71,254)
Cash at beginning of year	948	72,202
Cash at end of year	$5,377	$948

Supplemental information:
Cash paid for income tax	$—	$6,815

The accompanying notes are an integral part of these consolidated financial statements.

F-18

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

Nature of operations

China Bio-Technology Holdings Limited (“China Bio-Tech”, previously known as China Bio-Technology Limited and Hua Hong Powerloop Patents Limited respectively), is a company that was established under the laws of the Republic of Seychelles on June 27, 2016 as a holding company. The Company, through its subsidiaries, is a provider of health supplements to corporate and government customers engaged in global trade. Mr. Chang Yu, together with her daughter, Ms. Chang Tingting Tina, Chief Operation Officer of the Company are the ultimate Controlling Shareholders of the Company. China Bio-Tech together with its subsidiaries are collectively referred to as the “Company”.

Reorganization

In and around January 2018 the Company completed a reorganization of its legal structure. The reorganization involved the incorporation of China Bio-Tech and its wholly owned subsidiaries, Zhong Yuan Bio-Technology (Hong Kong) Limited (“ZY HK”, previously known as Hua Hong Powerloop Technology (Hong Kong) Limited, a holding company incorporated on June 13, 2016 under the laws of Hong Kong) and Zhong Yuan Bio-Technology (Shenzhen) Company Limited (“ZY Shenzhen”, a holding company established on June 10, 2014 under the laws of the People’s Republic of China (“PRC”) and previously known as Shenzhen Chuang Feng Clear Energy Company Limited); and the transfer of all equity ownership of Bao Feng Bio-Technology (Beijing) Limited (“BF Beijing”, previously known as Beijing Yuan Bao Feng Century Agricultural Technology Limited, an operating company incorporated on August 30, 2012 under the laws of the PRC) to ZY Shenzhen from the former shareholders of BF Beijing.

On January 19, 2018, ZY Shenzhen entered into an agreement to acquire 100% of the equity ownership of BF Beijing for a total cash consideration of $1,351,500 (RMB8,500,000) from the former shareholders of BF Beijing. To fund ZY Shenzhen’s acquisition of BF Beijing, these former shareholders agreed to provide an interest-free loan to China Bio-Tech which in turn provided an interest-free loan to ZY Shenzhen of the same amount of $1,351,500 (RMB8,500,000). For the purpose of this transaction, in January 2018, these former shareholders had established a majority ownership in China Bio-Tech whose shares were issued and paid up by way of capitalization of the said interest-free loan of $1,351,500 provided by these former shareholders. China Bio-Tech has a direct 100% equity interest in ZY Shenzhen. On February 13, 2019, ZY Shenzhen received approval from the Economic and Trade Bureau of Beijing, the PRC, on the acquisition of BF Beijing.

Since China Bio-Tech and its subsidiaries have effectively been controlled by the same group of shareholders before and after the reorganization, they are considered under common control. The above-mentioned transactions have been accounted for as recapitalization of BF Beijing with no adjustment to the historical basis of the assets and liabilities of BF Beijing and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company, ZY Shenzhen and ZY HK had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements.

F-19

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances are eliminated upon consolidation. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

   Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Non-controlling interest represents the portion of the net assets of a subsidiaries attributable to interests that are not owned by the Company. The non-controlling interest is presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interest’s operating result is presented on the face of the consolidated statements of income and comprehensive income as an allocation of the total income for the year between non-controlling shareholders and the shareholders of the Company.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include but not limited to the useful lives of property and equipment and capitalized development cost, impairment of long-lived assets, valuation of accounts receivables, revenue recognition, provision for contingent liabilities, and realization of deferred tax assets and uncertain tax positions. Actual results could differ from these estimates.

Foreign currency translation

The subsidiaries within the Company maintain their books and records in their respective functional currency, Chinese Renminbi (“RMB”) and Hong Kong dollars (“HK$”), being the lawful currency in the PRC and Hong Kong, respectively. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

F-20

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (continued)

Foreign currency translation (continued)

The exchange rates used to translate amounts in RMB and HK$ into U.S. Dollars for the purposes of preparing the consolidated financial statements are as follows:

	2019	2018
Balance sheet items, except for equity accounts	RMB1=$0.1490 HK$1=$0.1274	RMB1=$0.1590 HK$1=$0.1274
Items in statements of income and cash flows	RMB1=$0.1490 HK$1=$0.1281	RMB1=$0.1510 HK$1=$0.1281

No representation is made that the RMB and HK$ amounts could have been, or could be, converted into U.S. dollars at the above rates.

Fair value measurement

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, prepayments, deposits and other current assets, accounts payable, customer deposits, salaries and benefits payables, and taxes payable approximates their recorded values due to their short-term maturities. The fair value of the long term prepayments, deposits and other assets approximate their carrying amounts because the deposits were paid in cash.

Cash

Cash comprise cash at banks and on hand, which includes deposits with original maturities of three months or less with commercial banks in PRC. As of March 31, 2019 and 2018, cash balances were $5,377 and $948. The Company maintains bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Prepayments, deposits and other assets, net

Prepayment, deposit and other assets, net, primarily consists of advances to suppliers for purchasing goods; rental deposit made to the landlord; prepaid expenses and other receivables. Prepayment, deposit and other assets are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

F-21

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (continued)

Accounts receivable, net

Accounts receivable, net, is stated at the original invoiced amount net of write-offs and allowance for doubtful accounts. The Company reviews the accounts receivable on a periodic basis and makes allowances when there is doubt as to the collectability of individual balances. Past-due balances over 90 days are reviewed individually for collectability. In evaluating the collectability of individual accounts receivable balances, the Company considers several factors, including the age of the balance, the customer’s payment history, current credit-worthiness, and current economic trends. Accounts receivable balances are written off after all collection efforts have been exhausted. Typically, the Company includes unbilled receivables in accounts receivable for contracts on which revenue has been recognized, but for which the customer has not yet been billed. Unbilled receivables, substantially all of which are expected to be billed within one year are stated at their estimated realizable value and consist of costs and fees billable on contract completion or the occurrence of contractual payment phase.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method.  Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Property and equipment, net

Property and equipment, net, mainly comprise furniture and furniture, vehicles, computer and equipment are stated at cost less accumulated depreciation and impairment. Property and equipment are depreciated over the estimated useful lives of the assets on a straight-line basis, after considering the estimated residual value.

The estimated useful lives are as follows:
Useful Life
Office equipment, fixtures and furniture	3-5 years
Computer equipment	3-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and the related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is charged to the statement of income and comprehensive income.

Impairment for long-lived assets

Long-lived assets, including office equipment, furniture and fixtures and automobiles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. When these events occur, the Company measures impairment by comparing the carrying values of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, the Company would recognize an impairment loss based on the excess of the carrying value over the assessed discounted cash flow amount. For the years ended March 31, 2019 and 2018, the Company recognized nil impairment for the long-lived assets.

F-22

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (continued)

Revenue recognition

Revenue is recognized when the following four criteria are met: (i) persuasive evidence of an arrangement exists, (ii) product delivery has occurred or the services have been rendered, (iii) the fees are fixed or determinable, and (iv) collectibility is reasonably assured.

The Company generates its revenue primarily from the sales of health care supplements. Sales of products are generally recognized when title transfers and the risks and rewards of ownership have passed to customers and when the selling price has been fixed and collectability is reasonably assured. The Company does not provide its customers with the right of return (except for quality), after-sale warranty or price protection. There are no customer acceptance provisions associated with the Company’s products.

The Company is subject to value added tax at 17% on the revenues earned for products sold in the PRC. The Company presents its revenue net of value added and other taxes, sales discounts and returns. There were insignificant product returns for the two years ended March 31, 2019 and hence no provision has been made for sales returns as of March 31, 2019 and 2018, respectively.

Advertising expenditures

Advertising expenditures are expensed as incurred and such expenses were minimal for the periods presented. Advertising expenditures have been included as part of selling and marketing expenses.

Operating leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. The Company records the total expenses on a straight-line basis over the lease term.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended March 31, 2019 and 2018. All of the tax returns of the Company’s subsidiary in China remain subject to examination by the tax authorities for five years from the date of filing.

F-23

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (continued)

Value added tax

Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiary in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Employee defined contribution plan

Full time employees of the Company in the PRC participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labour regulations require that the Company make contributions to the government for these benefits based on a certain percentage of the employee’s salaries. The Company has no legal obligation for the benefits beyond the contributions. The total amount was expensed as incurred.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows,” cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

F-24

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (continued)

 Concentrations of Risks

(a)	Concentration of credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash, restricted cash, accounts receivable and other current assets. The maximum exposure of such assets to credit risk is their carrying amounts as at the balance sheet dates. As of March 31, 2019 and 2018, the aggregate amount of cash of $5,377and $948, respectively, were held at major financial institutions in PRC, where there currently is no rule or regulation requiring the financial institutions to maintain insurance to cover bank deposits in the event of bank failure. To limit exposure to credit risk relating to deposits, the Company primarily place cash deposits with large financial institutions in PRC. The Company conducts credit evaluations of its customers and suppliers, and generally does not require collateral or other security from them. The Company establishes an accounting policy for allowance for doubtful accounts on the individual customer’s and supplier’s financial condition, credit history, and the current economic conditions.

(b)	Foreign currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company’s functional currency is the RMB, and the Company’s financial statements are presented in U.S. dollars. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. Currently, our assets, liabilities, revenues and costs are denominated in RMB.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

(c)	Significant customers

Sales revenue from two major customer was $383,248, or approximately 31% of the Company’s total sales for the year ended March 31, 2019. No other single customer accounted for more than 10% of the Company’s total revenues during the year ended March 31, 2019. The Company’s accounts receivable from these customers were 151,821 as of December 31, 2019.

(d)	Significant suppliers

Five major vendors provided approximately 94% of total purchases by the Company during the year ended March 31, 2019. The Company’s accounts payable due to this vendor was nil as of March 31, 2019.

F-25

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (continued)

Recently issued accounting pronouncements

In May 2014, , April 2016, May 2016 and December 2016, the FASB issued ASU 2014-09 (ASC Topic 606), Revenue from Contracts with Customers, ASU 2016-10 (ASC Topic 606) Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing, ASU 2016-12 (ASC Topic 606) Revenue from Contracts with Customers, Narrow-Scope Improvements and Practical Expedients, and ASU 2016-20 (ASC Topic 606) Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, respectively. ASC Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the guidance in ASC Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: Step 1: Identify the contract(s) with a customer. Step 2: Identify the performance obligations in the contract. Step 3: Determine the transaction price. Step 4: Allocate the transaction price to the performance obligations in the contract. Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. ASC Topic 606 also impacts certain other areas, such as the accounting for costs to obtain or fulfil a contract. The standard also requires disclosure of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. In August 2015, the FASB issued ASU 2015-14 (ASC Topic 606) Revenue from Contracts with Customers, Deferral of the Effective Date, deferring the effective date of the new revenue recognition standard by one year. Based on the Board’s decision, public organizations should apply the new revenue standard to annual reporting periods beginning after December 15, 2017. Non-public organizations should apply the new revenue standard to annual reporting periods beginning after December 15, 2018. The Company has evaluated the impact of ASC 606 and has determined that the Company’s current revenue recognition policies are generally consistent with the new revenue recognition standards set forth in ASC Topic 606, therefore, the impact of the adoption is immaterial on its consolidated financial statements and disclosures.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (ASU 2016-02). ASU 2016-02 requires an entity to recognize lease assets and lease liabilities on the balance sheet and to disclose key information about the entity’s leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. A modified retrospective approach is required. In January 2018, the FASB issued ASU 2018-01, Leases: Land Easement Practical Expedient for Transition. This ASU clarifies the accounting and reporting of land easements. In July 2018, the FASB issued ASU No. 2018-10, “Codification Improvements to Topic 842, Leases,” (“ASU 2018-10”), to clarify how to apply certain aspects of the new lease accounting standard. The amendments in this update, among other things, better articulates the requirement for a lessee’s reassessment of lease classification as of the effective date of a modification, clarifies that a change to an index or rate for variable lease payments does not constitute a resolution of a contingency that would result in the remeasurement of lease payments, and requires entities that apply Topic 842 retrospectively to each reporting period and do not adopt the practical expedients to write off any prior unamortized initial direct costs that do not meet the definition under Topic 842 to equity. The amendments in this update have the same effective date and transition requirements as the new lease standard summarized above. Also, in July 2018, the FASB issued ASU No. 2018-11, “Leases (Topic 842): Targeted Improvements,” (“ASU 2018-11”), to provide an additional transition method. An entity can now elect not to present comparative financial information under Topic 842 if it recognizes a cumulative-effect adjustment to retained earnings upon adoption. The Company intends to make this election. The amendments in these update are effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those years, with early adoption permitted. The Company has performed an assessment of the impact of the adoption of the amendments in these updates on the Company’s consolidated financial position and results of operations for the Company’s leases, which primarily consist of operating leases for office space and equipment. Based on that assessment, the Company has established that the adoption of Topic 842 will result in the recognition of a significant increase to the balance sheet for right-of-use assets and lease liabilities based on the present value of future minimum lease payments. Also, the impacts from the adoption of Topic 842 to the Company’s accumulated deficit and to consolidated results of operations are not expected to be material.

F-26

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of significant accounting policies (continued)

Recently issued accounting pronouncements - continued

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Non-public Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The amendments in ASU 2017-11 change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The adoption of ASU 2017-11 which will become effective for annual periods beginning after December 15, 2018 and for interim periods within those annual periods. The Company does not expect that the adoption of this guidance will have a material impact on its audited consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820):  Disclosure Framework -Changes to the Disclosure Requirements for Fair Value Measurement (“ASU No. 2018-13”).  The primary focus of ASU 2018-13 is to improve the effectiveness of the disclosure requirements for fair value measurements. ASU No. 2018-13 removes the requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for the timing of transfers between levels and the valuation processes for Level 3 fair value measurements. It also adds a requirement to disclose changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and to disclose the range and weighted average of significant unobservable inputs used to develop recurring and nonrecurring Level 3 fair value measurements. For certain unobservable inputs, entities may disclose other quantitative information in lieu of the weighted average if the other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop the Level 3 fair value measurement.  In addition, public entities are required to provide information about the measurement uncertainty of recurring Level 3 fair value measurements from the use of significant unobservable inputs if those inputs reasonably could have been different at the reporting date. ASU No. 2018-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Entities are permitted to early adopt either the entire standard or only the provisions that eliminate or modify the requirements. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The Company is still evaluating the impact of adopting ASU No. 2018-13 on its financial statements, but does not expect the adoption of ASU No. 2018-13 to have a material impact on its audited consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

F-27

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Available-for-sale investment

Available-for-sale investment included the Company’s investment in certain uninsured wealth management products amounting to $342,706 as of March 31, 2019 and $nil at March 31, 2018 issued by China Construction Bank in the PRC. These wealth management products are funds raised by the bank which mainly invests in a range of money market and debt instruments and offers floating interest rate to the investors. The Company may redeem the wealth management products for cash anytime on a daily basis.

The Company’s investment in the wealth management products were carried at cost less any impairment losses as they do not have a quoted market price in an active market and their fair value cannot be measured reliably.

Subsequent to March 31, 2019, the Company redeemed all the wealth management products at cost for cash.

Note 4 — Accounts receivable, net

Accounts receivable, net, consists of the following:

	As of March 31
	2019	2018

Accounts receivable	$363,491	$503,579
Less: Allowance for doubtful accounts	—	—
Total accounts receivable, net	$363,491	$503,579

F-28

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Inventories

Inventories consisted of the following:

	As of March 31,
	2019	2018

Raw materials	$104,976	$253,751
Work in progress	60,201	133,779
Finished goods	81,704	33,609
	$246,881	$421,139

Note 6 — Due from related companies

The amount due from related companies was unsecured, non-interest bearing and repayable on demand.

Note 7 — Prepayments, deposits and other assets

Prepayments, deposits and other assets consisted of the following:

	As of March 31,
	2019	2018

Advances to suppliers	$62,151	$223,683
Rental deposits	8,326	8,872
Prepaid expense	53,409	45,848
Other receivables, net of allowance of $nil	63,884	71,142
	$187,770	$349,545

Note 8 — Property and equipment, net

Property and equipment, net, consist of the following:

	As of March 31,
	2019	2018

Computer equipment	$6,931	$4,932
Office equipment, fixtures and furniture	24,417	26,054
Subtotal	31,348	30,986
Less: accumulated depreciation	(22,005)	(17,162)
Total	$9,343	$13,824

Depreciation expense for the years ended March 31, 2019 and 2018 amounted to $5,922 and $5,854, respectively.

F-29

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9  — Short-term loans

Short-term loans consisted of the following:

	As of March 31,
	2019	2018

Loans from China Construction Bank wholly repayable within 1 year	$—	$208,926
Loan from a third party wholly repayable within 1 year	206,070	—
	$206,070	$208,926

The loans from China Construction Bank of $208,926 outstanding as of March 31, 2018 with annual interest rate of 6.96% were fully repaid during the year ended March 31, 2019. The bank loans were unsecured and denominated in RMB.

The loan from a third party of $206,070 outstanding as of March 31, 2019 was denominated in RMB, for a term of four months and at a fixed annual interest rate of 4.53%. The loan was unsecured and fully repaid upon maturity on April 9, 2019.

Note 10 – Disposal of a wholly-owned subsidiary

On August 20, 2018, BF Beijing and Mr. Chang Yu, father of Ms. Chang Tingting Tina, Chief Executive Officer of the Company, entered into a sale and purchase agreement pursuant to which, the entire equity interest of Zhong Yuan Neuroscience was transferred to Mr. Chang Yu for a consideration of approximately $1,461,134 (RMB10 million). The consideration was equivalent to the registered capital of Zhong Yuan Neuroscience that had remained payable by BF Beijing and was settled by way of the assignment of the subscription payable by BF Beijing of the same amount to Mr. Chang. The Company recorded a gain on disposal of $3,127 for the year ended March 31, 2019.

The disposal was completed on September 8, 2018.

Assets and liabilities at the date of disposal:
Subscription receivable from Beijing YBF	$1,461,134
Due to a director	(3,127)
Net assets	$1,458,007
Gain on disposal	3,127
Consideration received	1,461,134

Whilst Zhong Yuan Neuroscience had not commenced business as of August 20, 2018, it recorded revenue of $nil and net loss of $3,064 for the year ended March 31, 2018; and revenue of $nil and net loss of $63 for the period from April 1, 2018 to August 20, 2018 (date of disposal).

Note 11 — Due to a director

The amount due to a director as of March 31, 2019 and 2018 was $41,673 and nil respectively.  The amount due to a director was unsecured, non-interest bearing and repayable on demand.

F-30

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Taxes

(a)	Income tax

Seychelles

China Bio-Tech was incorporated in Seychelles and is not subject to tax on income or capital gains under the laws of Seychelles.  Additionally, Seychelles does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

ZY HK is established in Hong Kong. Under the Hong Kong tax laws, ZY HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

ZY Shenzhen is governed by the Enterprise Income Tax (“EIT”) laws of the PRC. Under EIT laws of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate.  As ZY Shenzhen is an investment holding company, there was revenue recorded in the books of ZY Shenzhen and as a result, there was no EIT for the years ended March 31, 2019 and 2018.

BF Beijing is governed by the EIT laws of the PRC and is subject to an EIT rate of 20% because BF Beijing is classified as small profit making enterprise under the EIT laws.

Significant components of the provision for income taxes are as follows:

	For the years ended March 31,
	2019	2018

Current	15,309	—
Deferred	—	—
Total provision for income taxes	$15,309	$—

The following table reconciles China statutory rates to the Company’s effective tax rate:

	For the years ended March 31,
	2019	2018

PRC statutory rates	20.0%	20.0%

F-31

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Taxes (continued)

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. For the years ended March 31, 2019 and 2018, the Company incurred losses, resulting from operating activities, which result in deferred tax assets at the effective statutory rates. The deferred tax asset has been off-set by an equal valuation allowance.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the group’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets as at March 31, 2019 and 2018.

(b)	Value added tax

Enterprises who sell goods in the PRC are subject to a value added tax in accordance with the PRC laws. VAT standard rates are 6% to 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished products and services.

(c)	Tax payable

Taxes payable consists of the following:

	As of March 31,
	2019	2018

Income taxes payable	$15,309	$—
VAT and other tax payable	10,414	—
Totals	$25,723	$—

Note 13 — Equity

Ordinary Shares

China Bio-Tech was incorporated under the laws of Seychelles on June 27, 2016. The authorized number of Ordinary Shares is 1,000,000 share with a par value of $1 per share whereas 100 shares were issued and outstanding as of March 31, 2019 and 2018.

Additional paid-in capital

As of March 31, 2019 and 2018, additional paid-in capital in the consolidated balance sheet represented the combined contributed capital of the Company’s subsidiaries.

F-32

CHINA BIO-TECHNOLOGY HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Commitments and contingencies

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Lease commitment

The Company has entered into non-cancellable operating lease agreements for its offices and warehouses for its inventories. The two leases are expiring through March 2020. The Company’s commitments for minimum lease payment under these operating leases as of March 31, 2019 are as follow:

Twelve months ending March 31,	Minimum lease payment

2020	$108,002
2021	—
Total	$108,002

Rent expense for the years ended March 31, 2019 and 2018 were US$49,164 and US$60,271, respectively.

F-33

Proforma Condensed Combined Financial Information

As of March 31, 2019

F-34

Proforma Condensed Combined Financial Information

The accompanying unaudited proforma condensed combined financial information has been prepared to present the balance sheet and statements of operations of Zhong Yuan Bio-Technology Holdings Limited (the “Company”) to indicate how the combined financial statements of the Company might have looked if the acquisition of China Bio-Technology Holdings Limited  (“China Bio”) and its wholly owned subsidiaries (including Zhong Yuan-HK; Zhong Yuan-SZ and Bao Feng) and transactions related to the acquisition had occurred as of the beginning of the periods presented.  China Bio, Zhong Yuan-HK, ZhongYuan-SZ and Bao Feng shall be collectively referred to as “China Bio-Tech”.

The proforma condensed combined balance sheet as of March 31, 2019 is presented as if the acquisition of China Bio-Tech had occurred on March 31, 2019.

The proforma condensed combined statements of operations for the year ended March 31, 2019, are presented as if the acquisition of China Bio-Tech had occurred on April 1, 2018 and were carried forward through each of the aforementioned periods presented.

The proforma condensed combined financial statements should be read in conjunction with a reading of the historical financial statements and accompanying notes of the Company included in the Annual Report on Form 20-F for the fiscal year ended December 31, 2018 and China Bio-Tech included in this Form 6-K for the year ended March 31, 2019.

These proforma condensed combined financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations had the acquisition been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future.

The proforma adjustments contained in the proforma condensed combined financial statements relate to the assumption of all prior and existing liabilities of the Company upon consummation of the acquisition.

F-35

Proforma Condensed Combined Balance Sheet

As of March 31, 2019

(Stated in US Dollars)

	Historical			Proforma
	Zhong Yuan	China Bio-tech	Adjustments	Note 2	Combined
Assets
Current Assets
Cash	100	5,377			5,477
Available for sale investment	—	342,706			342,706
Accounts Receivable, net of allowance	—	363,491			363,491
Inventories	—	246,881			246,881
Due from related companies	—	720,150			720,150
Prepaid expenses and other current assets	—	187,770			187,770

Total current assets	100	1,866,375			1,866,475

Other assets
Property, plant and equipment, net	—	9,343			9,343

Total Assets	100	1,875,718			1,875,818

Liabilities and Shareholders' Equity
Current Liabilities
Short-term loans	—	206,070			206,070
Accrued expenses and other payables	21,859	150,181			172,040
Due to a director	—	41,673			41,673
Due to related parties	54,938	—			54,938
Value added and other taxes payable	—	10,414			10,414
Income tax payable	—	15,309			15,309

Total current liabilities	76,797	423,647			500,444

Shareholders' Equity
Common stock	850	100	16,150	(1)	17,000
			(100)	(2)	—
Discount on common stock	(850)	—	—		(850)
Additional paid-in capital	2,712	1,451,250	1,435,921	(1)	1,438,633
			(1,451,250)	(2)	—
Accumulated losses	(79,409)	(126,948)	126,948	(2)	(79,409)
Accumulated other comprehensive income		127,669	(127,669)	(2)	—

Total shareholders' equity	(76,697)	1,452,071			1,375,374

	100	1,875,718	—		1,875,818

F-36

Proforma Condensed Statement of Operations

For the Year Ended March 31, 2019

	Historical			Proforma
	Zhong Yuan	China Bio-tech	Adjustments	Note 2	Combined

Net sales	—	1,217,588			1,217,588

Cost of sales	—	(320,836)			(320,836)

Gross profit	—	896,752			896,752

General administrative expenses	(50,156)	(373,898)			(424,054)
Research and development expenses	—	(42,704)			(42,704)
Selling and marketing expenses	—	(168,014)			(168,014)

Operating income	(50,156)	312,136			261,980

Other income (expenses)	—	(16,041)			(16,041)

Income before income taxes	(50,156)	296,095			245,939

Income tax expense	—	(15,912)			(15,912)

Net income	(50,156)	280,183			230,027

Foreign currency translation adjustment	—	8,701			8,701

Comprehensive income	(50,156)	288,884			238,728

F-37

Notes to Proforma Condensed Financial Statements

Note 1 - Basis of Preparation

The proforma condensed combined balance sheet as of March 31, 2019, and the proforma condensed combined statements of operations for the year ended March 31, 2019, are based on the historical financial statements of the Company and China Bio-Tech after giving effect of the reverse merger between the Company and China Bio-Tech on March 31, 2019, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited proforma condensed combined financial information.

Note 2 - Adjustments

(1)	To adjust the common stock of the Company to 170,000,000 shares
(2)	To eliminate the common stock, additional paid-in capital, accumulated losses and accumulated other comprehensive income of China Bio-Tech

F-38

[COMPANY LOGO TO BE INSERTED HERE]

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

PRELIMINARY PROSPECTUS

Through and including [       ], 2020 (the 25th day after the date of this Prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to a dealer’s obligation to deliver a Prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred in connection with the execution of their duties, powers, authorities or discretions as a director or officer of the Company, unless such losses or damages arise through the willful neglect or default of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering and/or Regulation S promulgated thereunder regarding offshore offers and sales.

Effective August 21, 2018, the Company (the “Delaware Company”) was redomiciled from Delaware to the Cayman Islands by merging into its wholly-owned Cayman Islands subsidiary, Zhong Yuan Bio-Technology Holdings Limited (the “Cayman Company”). Pursuant to the merger, the Cayman Company issued 8,500,000 of its Ordinary Shares to the shareholders of the Delaware Company in exchange for all of their shares in the Delaware Company.

On August 31, 2019, the Company closed on the Share Exchange. Pursuant to the Share Exchange, the Company issued 161,500,000 Ordinary Shares to Zhong Yuan Investment Limited in exchange for all of the outstanding shares of China Bio-Technology Holdings Limited.

On December 13, 2019, the Company issued an aggregate of 1,450,000 Ordinary Shares pursuant to a private offering of its securities. The sales of the Ordinary Shares were exempt from registration under Regulation S promulgated under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or consolidated financial statements or the notes thereto.

II-1

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any Prospectus required by section 10(a)(3) of the Securities Act;

(b) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the Prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the Prospectus is at least as current as the date of those financial statements.

II-2

(5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, Guangdong Province, China, on January 17, 2020.

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

By:	/s/ Ting Ting Chang
Name: Ting Ting Chang
Title: President, Chief Executive Officer, Secretary and Director

By:	/s/ Yau Sing Tang
Name: Yau Sing Tang
Title: Chief Financial Officer and Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in the City of Greenwood Village, State of Colorado, on January 17, 2020.

SCHLUETER & ASSOCIATES, P.C

By:
Name: Henry F. Schlueter, Esq.
Title: Managing Director

II-4

EXHIBIT INDEX

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

Exhibit No.	Description

2.1	Share Exchange Agreement between Zhong Yuan Bio-Technology Holdings Limited and Zhong Yuan Investment Limited and its affiliates, dated July 30, 2019 (incorporated by reference to Exhibit 2.1 to the Company’s Report on Form 6-K filed with the SEC on August 2, 2019)**

2.2	Agreement and Plan of Merger by and between China Biotech Holdings Limited and Zhong Yuan Bio-Technology Holdings Limited, dated November 15, 2017 (incorporated by reference to Exhibit B to the Definitive Schedule 14(C) filed with the SEC by the Company on January 16, 2018)**

3.1	Amended and Restated Memorandum and Articles of Association of Zhong Yuan Bio-Technology Holdings Limited (incorporated by reference to Exhibit A to the Definitive Schedule 14(C) filed with the SEC by the Company on January 16, 2018)**

4.1	Specimen Ordinary Share Certificate***

5.1	Opinion of Cayman Islands Counsel as to validity of the Ordinary Shares***

10.1	Office Lease Agreement between Beijing Century Changying Investment Management Co., Ltd. and Bao Feng Biotechnology (Beijing) Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.2	Joint Project Contract between Bao Feng Biotech (Beijing) Co., Ltd. and National Health and Occupational Safety and Health Research Center (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.3	Agreement between Weng Niu Te Qi Government and Beijing Acer Truncatum Century Agricultural Technology Co., Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.4	Exclusive Distribution Agreement between Medical Nutrition Research and Development Enterprise of America and Beijing Acer Truncatum Century Agricultural Technology Co., Ltd. (incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.5	Honorary Consultant Cooperation Agreement between Bao Feng Biotech (Beijing) Co., Ltd. and Jiang Hai Hui (incorporated by reference to Exhibit 10.5 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

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Exhibit No.	Description

10.6	Honorary Consultant Cooperation Agreement between Bao Feng Biotech (Beijing) Co., Ltd. and Jiang Nan (incorporated by reference to Exhibit 10.6 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.7	Honorary Consultant Cooperation Agreement between Bao Feng Biotech (Beijing) Co., Ltd. and Lin Feng (incorporated by reference to Exhibit 10.7 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.8	Technology Shareholding Cooperation Agreement between Bao Feng Bio-Technology (Beijing) Limited and Xianyang Chen (incorporated by reference to Exhibit 10.8 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.9	Labor Contract between Bao Feng Bio-Technology (Beijing) Limited and Ting Ting Chang (incorporated by reference to Exhibit 10.9 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.10	Labor Contract between Bao Feng Bio-Technology (Beijing) Limited and Xia Li (incorporated by reference to Exhibit 10.10 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.11	Labor Contract between Bao Feng Bio-Technology (Beijing) Limited and Yu Gao (incorporated by reference to Exhibit 10.11 to the Company’s Report on Form 6-K filed with the SEC on September 5, 2019)**

10.12	Labor Contract between Bao Feng Bio-Technology (Beijing) Limited and Yu Gao dated December 24, 2019*

23.1	Consent of KCCW Accountancy Corp. *

23.2	Consent of Centurion ZD CPA & Co.*

23.3	Consent of Cayman Islands Counsel to Zhong Yuan Bio-Technology Holdings Limited (included in Exhibit 5.1)***

___________________________

*Filed herewith

**Previously filed

***To be filed in a later amendment

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